Exhibit 10.1

EXECUTION COPY

FACILITY AGREEMENT [FLY 2016A WAREHOUSE]

dated as of

February 26, 2016

Among

FLY ACQUISITION III LIMITED,

The SUBSIDIARY GUARANTORS Party Hereto,

The LENDERS Party Hereto,

COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Security Trustee

$385,000,000

Page

ARTICLE I	FRAMEWORK AND DEFINITIONS	1

Section 1.01.	Framework	1

Section 1.02.	Defined Terms	2

Section 1.03.	Interpretation	37

Section 1.04.	Accounting Terms; IFRS	37

ARTICLE II	THE CREDIT	38

ARTICLE III	REPRESENTATIONS AND WARRANTIES	54

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(continued)

Page

Section 3.15.	Investment Company Status	59

Section 3.16.	ERISA	59

Section 3.17.	Solvency	59

Section 3.18.	Employees	59

Section 3.19.	OFAC	59

ARTICLE IV	CONDITIONS	60

Section 4.01.	Conditions to Effective Date	60

Section 4.02.	Conditions to each Drawdown Date	61

ARTICLE V	AFFIRMATIVE COVENANTS	66

-ii-

(continued)

Page

ARTICLE VI	NEGATIVE COVENANTS	74

ARTICLE VII	GUARANTEE	79

ARTICLE VIII	EVENTS OF DEFAULT	82

Section 8.01.	Events of Default	82

ARTICLE IX	THE ADMINISTRATIVE AGENT AND THE SECURITY TRUSTEE	85

Section 9.01.	Appointment	85

Section 9.02.	Exculpatory Provisions	86

Section 9.03.	Reliance	87

-iii-

(continued)

ARTICLE X	MISCELLANEOUS	93

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(continued)

SCHEDULES

Schedule I	Commitments/Lenders
Schedule II	Capitalization and Subsidiaries
Schedule III	Aircraft Assets
Schedule IV	Lender Notice Details

EXHIBITS

Exhibit A-1	Form of Credit Agreement
Exhibit A-2	Form of Note Purchase Agreement
Exhibit A-3	Form of Guaranty
Exhibit A-4	Form of Security Agreement
Exhibit B	Form of Notice of Drawdown
Exhibit C	Form of Lessee Notice and Acknowledgment
Exhibit D	Minimum Lease Provisions
Exhibit E	Form of Monthly Report
Exhibit F	Eligibility Criteria
Exhibit G-1	Terms of Subordinated Indebtedness
Exhibit G-2	Form of Subordination and Security Agreement
Exhibit H	Form of Process Agent Acceptance
Exhibit I	Form of Bermuda Share Charge
Exhibit J	Form of Servicing Agreement
Exhibit K	Form of Lease Checklist
Exhibit L	Form of Qualifying Person Confirmation

ANNEXES:

Annex 1	Competitor List

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FACILITY AGREEMENT [FLY 2016A WAREHOUSE] (this “Agreement”) dated as of February 26, 2016, between FLY ACQUISITION III LIMITED, a company incorporated under the laws of Bermuda (the “Borrower”); each SUBSIDIARY of Borrower party hereto (each, a “Subsidiary Guarantor”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as Security Trustee (the “Security Trustee”); COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”); and the LENDERS party hereto.

The parties hereto agree as follows:

ARTICLE I

FRAMEWORK AND DEFINITIONS

SECTION 1.01.         Framework.

(a)           Generally.  This Agreement sets forth the common terms of a warehouse facility (the “Facility”) pursuant to which certain secured senior loans are to be made and notes issued to finance or refinance in part the purchase price for the Portfolio Aircraft (such term, and other capitalized terms used herein, have the meanings defined below) and sets forth the terms and conditions for effecting such financing.  Each of the parties hereto are committed and obligated, subject to the terms and conditions set forth herein, to effect the financing of the Portfolio Aircraft as set forth herein. For those Lenders participating in the facility that are banks (and other loan-making institutions) (the “Banks”), each will be making Loans pursuant to the Credit Agreement to satisfy their respective obligations under their Commitments to participate in the financing of the Portfolio Aircraft, and for those Lenders who are institutional investors (the “Purchasers”), each will be purchasing a Global Note and making Advances evidenced by such Global Note pursuant to the Note Purchase Agreement to satisfy their respective obligations under their Commitments to participate in the financing of the Portfolio Aircraft. The definitions, terms and conditions set forth in this Agreement are the agreed common features of the Facility.

(b)           Documentation.  The primary documentation for the Facility will be:

(i)            this Agreement, pursuant to which the Borrower, the Administrative Agent, the Security Trustee and the Lenders set forth the primary and common terms of the Facility;

(ii)           the Credit Agreement, substantially in the form of Exhibit A-1, pursuant to which the Banks will make the Loans to the Borrower; and

(iii)         the Note Purchase Agreement, substantially in the form of Exhibit A-2, pursuant to which the Purchasers will purchase the Global Notes from the Borrower and make the Advances evidenced by the Global Notes to the Borrower;

(iv)         the Guaranty by the Guarantor, substantially in the form of Exhibit A-3, pursuant to which the Guarantor will be guaranteeing the Loans and the Advances;

(v)          the Security Agreement (as defined below), substantially in the form of Exhibit A-4.

SECTION 1.02.             Defined Terms.

(a)           Terms Generally.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein shall have the meanings given to them in the Security Agreement.

(b)           Specific Definitions.  The following terms shall have the following meanings:

“Account Control Agreement” has the meaning defined in Section 1.01 of the Security Agreement.

“Account” has the meaning defined in Section 1.01 of the Security Agreement.

“Administrative Agent” means Commonwealth Bank of Australia, New York Branch, in its capacity as administrative agent for the Lenders under the Financing Documents and includes each other Person appointed as the successor of the Administrative Agent in accordance with Article X.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Amount” means the aggregate principal amount of a Drawing on a Drawdown Date.

“Advance Percentage” means (i) for any Aircraft with an Aircraft Age greater than five years on the applicable Drawing Date, 72.5% and (ii) for any Aircraft with an Aircraft Age equal to or less than five years on the applicable Drawing Date, 75%.

“Advances” means the advances, each as evidenced by the Global Notes, made by the Purchasers to the Borrower pursuant to the Note Purchase Agreement.

“Affected Interest Period” has the meaning defined in Section 2.08 of the Credit Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregated Default Interest” has the meaning defined in Section 2.07(b) of the Note Purchase Agreement or in Section 2.07(b) of the Credit Agreement, as the case may be.

“Aggregated Default Interest Rate” means, for any day during any Interest Period, the sum of the LIBO Rate for such Interest Period plus the Applicable Margin plus the Default Margin.

“Agreed Form” means with respect to any document, opinion or agreement, the form thereof agreed between the Borrower, the Administrative Agent and if the Security Trustee or any Lender is a party or addressee to such document, opinion or agreement, the Security Trustee or such Lender, as applicable, or their respective legal advisors.

“Agreement” has the meaning defined in the Preamble.

“Aircraft” means any Stage III fixed wing airframe together with the Engines and all Parts therefor (whether or not) affixed thereto and (unless the context requires otherwise) all aircraft documents, data, manuals and technical records relating thereto.  Unless the context otherwise requires, Aircraft means Aircraft owned by an Aircraft Owning Entity.

“Aircraft Age” means for any Aircraft, as of any date of determination, the result of (a) the number of days elapsed from the date of manufacture of such Aircraft to such date of determination, divided by (b) 365.

“Aircraft Asset Expenses” means the following costs and expenses incurred by the Borrower Group Companies (provided that no Lessor Payments, Servicing Fees, Servicer Administrative Fees nor Sales Fees shall constitute Aircraft Asset Expenses):

(i)            storage, maintenance, test flight, navigation, landing, ferry flights, shipping, fuel, repossession (whether or not successful), reconfiguration, modification, refurbishment, overhaul and repair expenses related to Portfolio Aircraft, including all expenses incurred relating to compliance with airworthiness directives and service bulletins, and which includes the fees and expenses of technical consultants engaged in connection with the performance of the Services and of independent technicians, inspectors, engineers and other experts retained for any of the foregoing purposes or generally in connection with the performance of the Services;

(ii)           insurance premia, and all fees and expenses of insurance advisors and brokers (including any related to any or all Portfolio Aircraft);

(iii)         expenses incurred in connection with the acceptance of delivery and/or redelivery and/or repossession, and in connection with the transition of any Portfolio Aircraft, whether being sold or leased by or to any Serviced Group Member and expenses incurred in connection with contesting, pursuing or settling any claims in relation to a Portfolio Aircraft, including costs associated with removing any liens which may be placed on any Portfolio Aircraft (whether or not attributable to any Serviced Group Member);

(iv)         fees and expenses of independent advisors including appraisers and valuation experts;

(v)          outside legal counsel fees and expenses and other professional fees and expenses, and all court costs, filing fees, bonding costs and other expenses, and other governmental fees and costs (A) related to litigation concerning any Portfolio Aircraft (other than any of the same relating to any Drawing relating thereto) and (B) related to legal opinions or advice on any matter relating to or arising in connection with selling or leasing a Portfolio Aircraft or registering an aircraft; and

(vi)         Taxes (including any of those which may have been paid by the Servicers on behalf of any of the Borrower or any Aircraft Owning Entity) payable in connection with the sale or lease of any Portfolio Aircraft by or on behalf of the Borrower or otherwise payable by the Borrower or any Aircraft Owning Entity.

“Aircraft Expenses Account” shall have the meaning assigned thereto in Section 6.01(a) of the Security Agreement.

“Aircraft Interest” means (a) the Ownership Interest in any Aircraft Owning Entity or (b) the Person that holds, directly or indirectly, the interest referred to in clause (a) of this definition.

“Aircraft Owning Entity” means any special purpose person or vehicle (including trusts) which (a) is organized under the laws of Delaware, Connecticut, Utah, Ireland, Bermuda, France, Australia, Switzerland, Singapore or the Cayman Islands or any other jurisdiction that is a Contracting State, or to the extent reasonably necessary to minimize any Tax imposed on any Borrower Group Company (as determined by the Servicer), any other jurisdiction agreed to between the Borrower and the Administrative Agent, (b) holds legal title to (or is a conditional buyer under a title reservation agreement (within the meaning of the Cape Town Convention)) to a single Portfolio Aircraft, (c) 100% of the Ownership Interest therein is held directly or indirectly by the Borrower and the Security Trustee has a first priority perfected security interest (subject only to Permitted Encumbrances) in the related Pledged Shares and (d) is, or is intended to be, a Grantor under the Security Agreement.

“Aircraft Purchase Agreement” means, (i) with respect to any Aircraft that is being acquired from a third-party, a purchase agreement related to such Aircraft on customary terms and that, in all cases, provides for a transfer of good and marketable title to such Aircraft to the applicable Aircraft Owning Entity upon payment of the purchase price therefor with no contingent liabilities of the Buyer following such purchase other than customary indemnities related to tax, operational, insurance and similar matters, and (ii) with respect to any Aircraft purchased from an Affiliate, an aircraft purchase or contribution agreement in Agreed Form.

“Aircraft Purchase Price” means, with respect to any Aircraft, the sum of (i) the cash purchase price paid by the applicable Aircraft Owning Entity (or by the Borrower in the case of the acquisition of an Aircraft Owning Entity), which, in the case of such Aircraft being acquired by such Aircraft Owning Entity pursuant to a purchase agreement with a manufacturer, shall include all amounts payable to the applicable airframe manufacturer, applicable engine manufacturer and any other applicable equipment suppliers, net of any amounts to be paid or transferred by the seller to the applicable Aircraft Owning Entity in connection therewith, plus (ii) the amount of any rent previously paid by the applicable Lessee as of the date of such acquisition and amounts agreed by the Administrative Agent or the applicable lessor to be held in the rent account to be applied during any rent holiday permitted under the applicable lease which relate to any period after the date of such acquisition to the extent those amounts were either payable by the seller to the applicable Aircraft Owning Entity or were otherwise deducted from the amount the applicable Aircraft Owning Entity paid to the seller.

“Allocable Percentage” means, with respect to any Aircraft, the quotient of (A) the Depreciated Purchase Price of such Aircraft and (B) the aggregate Depreciated Purchase Price of all Portfolio Aircraft.

“Applicable Aviation Authority” means, in relation to any Aircraft, each Governmental Authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Aircraft.

“Applicable Law” means, with respect to any Person, all treaties, laws, rules, regulations and orders of Governmental Authorities mandatorily applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority so applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

“Applicable Margin” means (i) for the period from the Effective Date to and including February 26, 2019, 2.00%, (ii) for the period commencing on February 27, 2019 through and including February 26, 2020, 2.50% and (iii) for the period commencing on February 27, 2020 through and including the Maturity Date (or any time thereafter), 3.00%.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments or Drawings under the Note Purchase Agreement and the Credit Agreement, as the case may be, represented by the aggregate amount of such Lender’s Commitments or Drawings under the Note Purchase Agreement or the Credit Agreement, as the case may be.

“Appraisal Update Date” means each anniversary of the Effective Date during the Drawing Period and thereafter, each six-month anniversary of such date.

“Appraisals” means, with respect to any Aircraft, a CMV Appraisal and a BV Appraisal.

“Appraised Value” means, with respect to any Aircraft as of any date, the lower of (a) the value of such Aircraft as of such date, calculated by reference to the most recent CMV Appraisals and (b) the value of such Aircraft as of such date, calculated by reference to the most recent BV Appraisals, in each case, delivered with respect to such Aircraft pursuant to Section 5.12.

“Appraiser” means each of IBA Group Ltd., Ascend Inc. and BK Associates, Inc., and with the consent of the Administrative Agent, any other reputable appraiser selected by the Borrower which is a member of the International Society of Transport Aircraft Trading or similar professional aircraft appraisal organization.

“Approved Aircraft Asset Expenses” means any Aircraft Asset Expense, the payment of which is reasonable and customary (as determined by a Servicer) under the circumstances.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans, note securities and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means, for any Lease, any agreement relating to the assignment or novation of the rights of a lessor under such Lease to the applicable Aircraft Owning Entity.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 5.02(a) of the Note Purchase Agreement or Section 3.02(a) of the Credit Agreement), and accepted by the Administrative Agent, in the form of Exhibit A to the Credit Agreement or Exhibit A to the Note Purchase Agreement, as the case may be, or any other form approved by the Administrative Agent.

“Assumption Agreement” means the assumption agreement in the form of Annex I to the Security Agreement.

“Banks” has the meaning defined in Section 1.01(a).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as in effect from time to time and any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy liquidation, receivership, examinership or insolvency proceeding, or has had a receiver, conservator, examiner, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basel III” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III:  A global regulatory framework for more resilient banks and banking systems”, “Basel III:  International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Basic Documents” means, collectively, the Financing Documents, the Aircraft Purchase Agreements and the Servicing Agreement.

“Basic Rent” means, with respect to any Portfolio Aircraft, all basic rent and other amounts equivalent to a basic rental payment (including the application of a security deposit for monthly rent owed) payable by or on behalf of a Lessee under a Lease in respect of such Portfolio Aircraft (or its engines or related parts) and, for the avoidance of doubt, excluding security deposits (until such deposits are applied in respect of basic rent owed), maintenance reserves, additional collateral or any other payment made by a Lessee other than in regards to basic rent.

“Bermuda Share Charge” means the share charge in substantially the form attached as Exhibit I hereto.

“Bills of Sale” means all bills of sale delivered to the applicable Aircraft Owning Entity from the respective seller(s) in connection with such Aircraft Owning Entity’s purchase of an Aircraft (in each case whether or not such Aircraft Owning Entity is actually a Subsidiary of the Borrower at such time).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Expenses” means any out-of-pocket expenses for overhead and similar operating costs incurred by the Borrower Group Companies in the ordinary course of business that are unrelated to any particular Aircraft.  For the avoidance of doubt, Borrower Expenses shall not include any amount payable on the Drawings, Subordinated Indebtedness or under any Derivatives Agreement, nor any Guarantor expenses or overhead allocated by the Guarantor to any Borrower Group Company, nor any Servicing Fees, Servicer Administrative Fees or Sales Fees, and Borrower Expenses shall in any event not exceed $150,000 per annum.

“Borrower Group Companies” means Borrower and each Subsidiary and “Borrower Group Company” means any of them.

“Borrower Rental Account” has the meaning defined in Section 6.01(a) of the Security Agreement.

“Borrowing Base” means, as of any date, (a) with respect to any Aircraft, the lesser of (A) the Appraised Value of the Aircraft multiplied by the applicable Advance Percentage or (B) the Depreciated Purchase Price for the Aircraft multiplied by 80%, and (b) with respect to the Portfolio, the aggregate of the Borrowing Base of all Portfolio Aircraft.

“Business Day” means any day of the week, other than a Saturday or a Sunday, on which banks are open for business in London, England, for the conduct of transactions in the London interbank market, on which commercial banks in New York City, New York, and San Francisco, California, are open for business and are not required or authorized to close and solely with respect to any Drawing Date, on which commercial banks in Sydney, Australia are open for business and are not required or authorized to close.

“BV Appraisal” means, with respect to any Aircraft, each “desk-top” appraisal delivered by the applicable Appraisers of such Aircraft for the Maintenance Adjusted BV of such Aircraft.

“Calculation Date” means, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date.

“Calculation Period” means, with respect to any Payment Date, the period commencing on and excluding the second preceding Calculation Date and ending on and including the immediately preceding Calculation Date.

“Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).

“Cape Town Lease” has the meaning set forth in the Security Agreement.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP or IFRS (as applicable), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP or IFRS (as applicable).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or company, any and all equivalent ownership interests in a partnership, trust or any other Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“CBA” means Commonwealth Bank of Australia, New York Branch.

“Change in Control” means the Guarantor shall cease to own and control, legally and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower, free and clear of all Liens (other than the Liens of the Security Documents).

“Change in Law” means (a) the adoption, or coming into effect, of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Bank (or, for purposes of Section 2.10(b) of the Credit Agreement, by any lending office of such Bank or by such Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof, and (ii) the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“CMV Appraisal” means, with respect to any Aircraft, each “desk-top” appraisal delivered by the applicable Appraisers of such Aircraft for the Maintenance Adjusted CMV.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Collateral” means all property in which a Lien is granted or created (or purported to be granted or created) or that is assigned as security pursuant to any Financing Document in favor of the Security Trustee for the benefit of the Secured Parties to secure the Obligations.

“Collateral Deficiency” means, (i) during the Drawing Period, as of any date of determination, the Dollar amount of the excess, if any, of the aggregate outstanding principal amount of the Drawings as of such date, over the Borrowing Base calculated as of such date and (ii) after the Drawing Period, as of any date of determination, the Dollar amount of the excess, if any, of the aggregate outstanding principal amount of the Drawings as of such date plus the Derivatives Exposure as of such date, over the Borrowing Bate calculated as of such date.

“Collections” means, without duplication, (a) all Basic Rent and all other amounts received or receivable by the Borrower or any of its Subsidiaries pursuant to any Lease, Aircraft Purchase Agreement, Related Collateral or Derivatives Agreement (excluding Excepted Payments applied to discharge a corresponding liability for which such Excepted Payment was received), (b) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing, (c) amounts received by the Borrower or any of its Subsidiaries from any hull insurance with respect to any Aircraft, (d) any Segregated Funds in a Lessee Funded Account which Segregated Funds are no longer required to be maintained in a segregated account under the applicable Lease and which are the property of any Borrower Group Company, (e) any hedging receipts under any Derivatives Agreement, (f) the proceeds of any Investments of the funds in the Accounts (other than in the Lessee Funded Account to the extent that any such proceeds are required under a Lease to be paid over to any Lessee or a third party or to be retained in a Lessee Funded Account), and (g) any other cash amounts received by any Borrower Group Company (in each case, other than (i) so long as no Trigger Event has occurred and is continuing, Security Deposits, (ii) so long as no Trigger Event has occurred and is continuing, Maintenance Rent, (iii) Segregated Funds transferred to a Lessee Funded Account, (iv) Net Available Proceeds applied to prepay the Drawings in accordance with Section 2.03 and (v) Equity Proceeds applied to pay the purchase price of any Aircraft or to pay fees and expenses due in connection with the acquisition thereof).

“Collections Account” shall have the meaning assigned thereto in Section 6.01(a) of the Security Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make one or more Drawings from time to time during the Drawing Period on each Drawdown Date, in each case, as may be reduced or terminated in accordance with the terms of the Note Purchase Agreement or the Credit Agreement, as the case may be.  The initial amount of each Lender’s Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Fee” has the meaning defined in Section 2.04.

“Commitment Termination Date” means the earlier of (i) the date on which the Commitment is permanently reduced to zero or otherwise terminated hereunder (including pursuant to Section 2.02(a)), (ii) February 26, 2019, and (iii) the date agreed in writing by the Borrower, the Administrative Agent and each Lender.

“Competitor” means each entity listed in Annex 1 hereto (as the same may be amended by agreement of the Borrower, the Servicers and the Administrative Agent from time to time); provided that no original Lender shall be deemed to be a Competitor.

“Concentration Limits” has the meaning defined in Section 6.08 and as set forth in Exhibit F.

“Contracting State” has the meaning defined in the Convention.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001.

“Credit Agreement” means the Credit Agreement [Fly 2016A Warehouse] dated as of February 26, 2016, among the Borrower, the Administrative Agent, the Security Trustee, and the Banks from time to time party thereto, substantially in the form of Exhibit A-1 hereto.

“Credit Party” means the Administrative Agent or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Margin” means 2.00%.

“Defaulting Lender” means any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Drawings, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to Drawdown (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations in relation to the applicable Drawdown (1) under this Agreement and the Note Purchase Agreement or the Credit Agreement, as the case may be (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Drawing under this Agreement cannot be satisfied) or (2) generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a confirmation in writing from an authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Drawings and participations under this Agreement and the Note Purchase Agreement or the Credit Agreement, as the case may be, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender’s receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) in the case of a Bank, has become the subject of a Bail-In Action (as defined in Section 2.12 of the Credit Agreement).

“Depreciated Purchase Price” means, in respect of an Eligible Aircraft, an amount equal to the Aircraft Purchase Price for that Eligible Aircraft depreciated on a straight line basis over the remaining useful life of such Eligible Aircraft assuming (i) if such Eligible Aircraft has an Aircraft Age of greater than five years on the Drawdown Date, an 18 year useful life, (ii) if such Eligible Aircraft has an Aircraft Age equal to or less than five years on the Drawdown Date, a 20 year useful life, in each case from the date of manufacture by the manufacturer of such Eligible Aircraft and (iii) a zero residual value.

“Deregistration Power of Attorney” means, in respect of any Eligible Aircraft, an irrevocable power of attorney in the Agreed Form, from the relevant lessee authorizing the Borrower Group Company which is the lessor or owner of such Aircraft to do any such thing or give any consent or approval which may be required to obtain deregistration and export of the Aircraft from its jurisdiction of registration.

“Derivatives Agreement” means any and all rate swap transactions, currency swap transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), in each case, entered into by the Borrower with a Derivatives Creditor to satisfy its obligations under Section 5.21.

“Derivatives Creditor” means (i) any Lender or any Affiliate of any Lender from time to time party to one or more Derivatives Agreements with the Borrower (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, or (ii) any other counterparty to the Derivatives Agreement permitted in accordance with Section 5.21(a), provided that such other counterparty under this paragraph (ii) is rated at least A-, from Standard & Poor’s Ratings Services or equivalent from Moody’s Investors Service, Inc. at the time that such counterparty enters into a Derivatives Agreement with the Borrower.

“Derivatives Exposure” means, as at any date of determination, the aggregated marked-to-market exposure of the Borrower under all interest rate hedged Derivatives Agreements to which it is a party, but only if such aggregated amount would result in a net liability of the Borrower.

“Derivatives Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under the Bankruptcy Code) of such Person in respect of any Derivatives Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under Applicable Law.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Borrower Group Company to any other Person (excluding any sale, assignment, transfer or other disposition of any property sold or disposed of to any other Borrower Group Company, including any transfer permitted by Section 6.03(d)).

“Dollars” or “$” refers to lawful money of the United States of America.

“Dormant Subsidiary” means any Subsidiary from time to time designated by the Borrower as a “Dormant Subsidiary” that has no material liabilities, conducts no material operations or business and owns no material property.

“Drawdown” means, for any Drawing, the drawing thereof on the scheduled Drawdown Date thereof.

“Drawdown Date” means the date a Drawing is made pursuant to Section 2.03 of the Note Purchase Agreement and Section 2.03 of the Credit Agreement.

“Drawdown Package” means, with respect to each Aircraft proposed by the Borrower to become part of the Portfolio, the following information:

(a)           a summary of the proposed transaction;

(b)           the related Request;

(c)           the related Lease Checklist;

(d)           the related proposed Lease(s), Assignment Agreement, Aircraft Purchase Agreement (which may be redacted to protect information reasonably determined to be confidential) and Bill(s) of Sale;

(e)           three CMV Appraisals and three BV Appraisals, each from a different Appraiser, which shall be issued and dated within 60 days of the proposed Drawdown Date and based upon the Physical Inspection Report described in clause (f) below with respect to such proposed Aircraft (or, if no such Physical Inspection Report is required under clause (f) below, based on the Appraisers’ assumption as to the condition of the Aircraft based upon the number of hours and cycles of operation with respect to the related Airframe and each related Engine);

(f)            in respect of each Aircraft that was manufactured more than one year prior to the applicable Drawdown Date, a Physical Inspection Report for such proposed Aircraft, based upon a full physical inspection of such Aircraft conducted not earlier than 90 days before the date of the latest of the Appraisals delivered pursuant to clause (e) above;

(g)           the aircraft specification and technical data related to the proposed Aircraft; and

(h)          audited financial statements for the three prior fiscal years of the Lessee, if available, unless, after commercially reasonable efforts, the Borrower was unable to obtain such audited financial statements.

“Drawings” means either or both, as the context may require, of the Loans and/or the Advances, and a “Drawing” means either one of them.

“Drawing Period” means the period from the Effective Date to and including the Commitment Termination Date.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied or waived.

“Eligible Aircraft” means any Aircraft which satisfies each of the Eligibility Criteria requirements set forth in Exhibit F and, as at its Drawing Date, is subject to an Eligible Lease.

“Eligible Assignee” means a Qualifying Person who is (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) the Guarantor or an Affiliate of the Guarantor, or (e) any other Person that is a bank, financial institution, institutional investor or investment fund; provided that (i) in the case of clause (e), such Person shall have been approved by the Administrative Agent (such approval not to be unreasonably withheld) except for any assignment or transfer by the Guarantor or an Affiliate of the Guarantor to any Person that is a bank, financial institution, institutional investor or investment fund, for which approval of the Administrative Agent shall not be required and (ii) at the time of assignment or transfer so long as no Event of Default is continuing, such Person is not a hedge fund; provided further that in the case (a) through (e), so long as no Event of Default is continuing, such assignee is also not a Competitor.

“Eligible Lease” means a Lease (i) containing provisions consistent with the Minimum Lease Provisions and that are otherwise in a form consistent with the Standard with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including operating experience), the age and condition of the applicable Aircraft and the jurisdiction in which such Aircraft will be operated or registered; (ii) the Lessee of which is (A) not organized or domiciled in a Prohibited Country except as permitted under Sanctions Law, (B) a Sanctioned Person or a Sanctioned Entity, or (C) not subject to a Bankruptcy Event; (iii) containing an undertaking by the Lessee not to operate (or permit a sublessee to operate) the applicable Aircraft to, from or in any country that is a Prohibited Country except as permitted under Sanctions Law; and (iv) that it is an operating lease (and has no Purchase Option where such Purchase Option is valued as an amount less than the scheduled principal and interest of the Drawing related to such Lease as at such time as such Purchase Option may be exercised).

“End-of-Lease Payments” means the aggregate amount for each Lease of all cash security deposits, maintenance reserves or return condition adjustments provided for under such Lease that have been received from the relevant Lessee or any other Person or pursuant to the relevant acquisition agreement with respect to such Lease and that are required to be returned or repaid to such Lessee or other Person upon the return of any Aircraft or upon the expiration or termination of such Lease.

“Engine” means each engine owned by the Aircraft Owning Entities, any engine replacing any such engine in accordance with the terms of the associated Lease or the Servicing Agreement and any and all Parts incorporated in, installed on or attached to any such engine.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower Group Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Proceeds” means the net cash proceeds actually received by the Borrower of any issuance of, or increase in, the Borrower’s Subordinated Indebtedness or common equity capital.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning defined in Article VIII.

“Excepted Payments” means any (a) indemnity payments or similar obligations payable by a Lessee or any other Person to the Borrower, any Subsidiary Guarantor, the Servicer, the Administrative Agent, the Security Trustee, the Guarantor, or any Lender or any of its Affiliates, or any third party, including any officer, director, employee or agent thereof under or pursuant to a Lease, (b) proceeds of public liability insurance (or other insurance maintained by the Borrower or any lessor for its own account) payable to or for the benefit of the applicable lessor, the Lessee, the Borrower, any Subsidiary Guarantor, the Servicer, the Administrative Agent, the Security Trustee, the Guarantor, or any Lender or any of its Affiliates or any of its Affiliates (or governmental indemnities in lieu thereof) and (c) any rights to enforce and collect the same; provided that in the case of any such amounts for account of the Guarantor or any Borrower Group Company, “Excepted Payments” shall not include such amount necessary to restore any loss or other diminution to the Collateral.

“Excluded Taxes” means, with respect to any payment made by any Borrower Group Company under this Agreement or any other Financing Document, any of the following Taxes imposed on or with respect to a Recipient (which includes for this purpose a Participant): (a) any Taxes imposed on (or measured by) net income, gross income, capital gains, capital net worth, that is a franchise Tax, doing business or similar Tax in each case imposed by the jurisdiction (i) under the laws of which such Recipient is organized, (ii) in which it is Tax resident wholly without regard to the transactions contemplated by the Financing Documents, (iii) in which its principal office is located, (iv) in the case of any Lender in which its applicable lending office is located, or (v) in which the Recipient is conducting activities wholly unrelated to the transactions contemplated by the Financing Documents (for the avoidance of doubt, in the case of each of clauses (i) through (v), not including Other Taxes), (b) any branch profits Taxes imposed by any jurisdiction described in clause (a), (c) any Taxes imposed pursuant to FATCA, (d) any Irish withholding Taxes that are imposed, under any law in effect on the date a Recipient becomes a party to this Agreement, on any payment made by a Borrower Group Company to such Recipient under this Agreement (other than an assignee pursuant to a request by the Borrower under Section 2.07) by reason of such Recipient not being a Qualifying Person, except to the extent such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.05(a) and is no longer so entitled pursuant to a change in Applicable Law, (e) any U.S. federal withholding Taxes imposed on amounts payable to a Recipient under Applicable Law in effect on the date such Recipient becomes a party to this Agreement or on the date such party changes its office for the transactions contemplated hereby, except to the extent such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.05(a) and is no longer so entitled pursuant to a change in Applicable Law, (f) Taxes imposed by reason of such Recipient’s failure to comply with Section 2.05(f), (g) any Taxes which would not have been imposed or suffered but for a reasonably avoidable delay or failure by the Recipient in filing Tax computations or returns or in paying any Tax which is required by the Applicable Law of the relevant jurisdiction to file or, as applicable, pay without regard to the transactions contemplated by the Financing Documents, (h) any Taxes that result from a Recipient’s breach of any of its express obligations or misrepresentations under the Financing Documents or the Recipient’s fraud, willful misconduct or gross negligence (unless imputed by Applicable Law), and (i) Taxes imposed under Section 4975 of the Code or under ERISA or equivalent state law as a result of a Recipient’s (or any Affiliate’s) use of the assets of an employee benefits plan to fund its interest in a Loan or any other Finance Documents.

“FAA” means the Federal Aviation Administration of the United States of America.

“FATCA” means (a) sections 1471 to 1474 of the Code, as of the date of this Agreement, and any amended or successor provisions that are substantially similar and not materially more onerous to comply with, or any associated regulations or interpretations thereof present or future, (b) any treaty, law or regulation of any other jurisdiction, relating to the intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above, or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“Financing Documents” means, collectively, this Agreement, the Note Purchase Agreement, the Credit Agreement, the Notes, the Guaranty, the Derivatives Agreements and the Security Documents.

“Foreign Insolvency Law” means any bankruptcy, suspension of payments, moratorium, insolvency, reorganization, receivership, examinership, liquidation or similar law of any jurisdiction other than the United States of America.

“Funding Account” has the meaning defined in the Security Agreement.

“GAAP” means, for any Person, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and are consistently applied as to such Person.

“Global Note” means the secured global notes issued by the Borrower to a Purchaser pursuant to the Note Purchase Agreement, such notes to be in the form of Exhibit B of the Note Purchase Agreement and to be issued on the Effective Date to each Purchaser in the amount of such Purchaser’s Commitment.

“Governmental Authority” means the government of the United States of America, of Bermuda, Ireland, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grantor” means each Borrower Group Company and any other Person that becomes a “Grantor” under the Security Agreement.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning defined in the Guaranty.

“Guarantor” means Fly Leasing Limited, a company incorporated under the laws of Bermuda.

“Guaranty” means the Guaranty [Fly 2016A Warehouse] dated as of the date hereof by the Guarantor, substantially in the form of Exhibit A-3 hereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holder” means, as of any date of determination in respect of any Global Note, the Person in whose name such Global Note is registered on such date.

“Holding Period” means, with respect to any Drawdown, the period (x) commencing on the date specified pursuant to Section 2.03(b)(ii) of the Note Purchase Agreement and Section 2.03(b)(ii) of the Credit Agreement and (y) ending on the date which is 15 days from the date so specified in (x).

“Holding Period Release Request” has the meaning defined in Section 2.05 of the Note Purchase Agreement or Section 2.05 of the Credit Agreement, as the case may be.

“ICR Cash Sweep Event” means as at any Calculation Date when Drawings in excess of $100,000,000 in the aggregate have been made pursuant to this Agreement, the Note Purchase Agreement and the Credit Agreement, the Interest Coverage Ratio for the three consecutive Calculation Periods immediately prior to such date is less than 1.25:1.00; provided that for the avoidance of doubt, an ICR Cash Sweep Event shall not result in a Default, an Event of Default, or a Trigger Event.

“IFRS” means International Financial Reporting Standards as adopted by the European Union.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits (excluding Segregated Funds) or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding interest charges on any security deposits or maintenance reserves required to be paid under any Lease), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower Group Company under this Agreement and any other Financing Document and (b) Other Taxes.

“Indemnitee” has the meaning defined in Section 10.03(b).

“Initial Drawing Amount” means $385,000,000.

“Interest Coverage Ratio” means, with respect to any full, one-month Calculation Period occurring after the Borrower has made Drawings in excess of $100,000,000 in the aggregate pursuant to this Agreement, the Note Purchase Agreement and the Credit Agreement, the ratio of (a) the aggregate amount of monthly Basic Rent payments (including any overdue Basic Rent) actually collected and paid into the Collections Account during such Calculation Period, to (b) the aggregate amount of interest accrued or capitalized on the Drawings (excluding Aggregated Default Interest) during such Calculation Period (whether or not actually paid during such period), minus any amounts received by the Borrower during such Calculation Period under any Derivatives Agreements, plus any amounts paid by the Borrower during such Calculation Period under any Derivatives Agreements.

“Interest Period” means, for any Drawing, the period commencing on and including the date of such Drawing and ending on (but excluding) the immediately succeeding Payment Date, and for each period thereafter, the period commencing on (and including) each Payment Date and ending on the immediately succeeding Payment Date; provided that in respect of any such Drawing that is made within the five Business Days prior to a Payment Date, the first Interest Period in respect of that Drawing shall, if the Borrower so elects in the relevant Notice of Drawdown, commence on and include the date of such Drawing and end on (but exclude) the second succeeding Payment Date thereafter and, thereafter, the period from the last day of the immediately preceding Interest Period to, but excluding, the next succeeding Payment Date.  For purposes hereof, the date of a Drawing shall be the date on which such Drawing is made.

“Interest Rate” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period plus (b) the Applicable Margin.

“Intermediate Lease” means, in respect of any Portfolio Aircraft, each Lease in effect or to be entered into between the relevant Aircraft Owning Entity (as lessor) and an Intermediate Lessee (as lessee) or an Intermediate Lessee (as lessor) and another Intermediate Lessee (as lessee).

“Intermediate Lessee” means, in respect of any Lease of a Portfolio Aircraft, a Grantor (that is also a Borrower Group Company) which (a) is organized under the laws of any jurisdiction, the laws of which do not impair or prohibit any pledge of the Ownership Interests therein or impair or prohibit such Grantor from granting a perfected first-priority lien on its property (subject to the Perfection Requirements), (b) 100% of the Ownership Interest therein is held by a Borrower Group Company and the Security Trustee has a first priority perfected security interest (subject only to Permitted Encumbrances) in the related Pledged Shares and (c) may, in accordance with the provisions of Section 5.16, enter into an Intermediate Lease as lessor with the applicable Lessee or shall enter into an Intermediate Lease as lessor with another Intermediate Lessee.

“International Interest” shall have the meaning assigned thereto in the Security Agreement.

“Investment” means, for any Person:  (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other Ownership Interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any interest rate, foreign currency exchange, or commodity price protection or hedging agreement or similar arrangements.

“ISDA” means the International Swaps and Derivatives Association.

“Knowledge” of the Borrower, the Guarantor or the Borrower Group Companies means knowledge of any director of any such entity or of either Servicer.

“Kroll” means Kroll Bond Rating Agency, Inc.

“Lease” means, with respect to an Aircraft, each aircraft lease agreement, sublease agreement, hire purchase agreement, conditional sale agreement or other similar arrangement with respect to such Aircraft.

“Lease Assignment” means the assignment of leases under the Security Agreement, and each lease assignment agreement required by local law which any of the Borrower or any of its Subsidiaries shall from time to time provide in favor of the Security Trustee for the benefit of the Secured Parties to secure the Obligations, with each such lease assignment to be in Agreed Form.  For the avoidance of doubt, Lease Assignments shall only be required to the extent set forth in the Perfection Requirements.

“Lease Checklist” means a report by the Borrower and the Servicers in the Agreed Form, containing a summary of the relevant Lease, including a demonstration of compliance with the Minimum Lease Provisions, substantially in the form attached as Exhibit K hereto.

“Lenders” means either or both, as the context may require, of the Purchasers and/or Banks, in each case listed on Schedule I and any other Person that shall have become a party hereto and to either the Credit Agreement or the Note Purchase Agreement, as the case may be, pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. A “Lender” shall mean any of the Purchasers or Banks or such Persons.

“Lessee” means each Person (other than an Aircraft Owning Entity) who is the lessee of any Aircraft from time to time leased from an Aircraft Owning Entity or Intermediate Lessee, as applicable.

“Lessee Acknowledgment” means an acknowledgment from the Lessee in a form substantially the same as Exhibit C.

“Lessee Event of Default” means any “Event of Default” or similar term by the applicable Lessee under the applicable Lease.

“Lessee Funded Account” shall have the meaning assigned thereto in the Security Agreement.

“Lessee Notice” means a notice of assignment to the Lessee in a form substantially the same as Exhibit C.

“Lessor Payments” means, with respect to any Portfolio Aircraft, all payments or contributions required to be made by any Borrower Group Company under or in accordance with an Eligible Lease for such Aircraft, including, without limitation, any accomplishment of maintenance, any reimbursement of Maintenance Rent, any adjustment payments, any payments made in respect of an airworthiness directives or cost sharing obligations to the extent not payable from Maintenance Rents.

“LIBO Rate” means for each Interest Period, (i) the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page or service providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits with a maturity comparable to such Interest Period or (ii) if no quotation for Dollars and the relevant period is displayed as described in (i) the interpolated rate determined by the Administrative Agent for such Interest Period using the next higher and lower available rates displayed on such page, and if the rate so determined as described in clauses (i) and (ii) above is less than zero percent per annum, the LIBO Rate for such Interest Period shall be deemed to be zero percent per annum.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means the loans made by the Banks to the Borrower pursuant to the Credit Agreement.

“Local Law Mortgage” means a mortgage in respect of an Aircraft governed by a law other than New York law, which any Aircraft Owning Entity shall from time to time provide in favor of the Security Trustee for the benefit of the Secured Parties to secure the Obligations, with each such mortgage to be in Agreed Form.  For the avoidance of doubt, Local Law Mortgages shall only be required to the extent set forth in the Perfection Requirements.

“Maintenance Adjusted BV” means at any time, with respect to any Aircraft, the Base Value (as defined by the International Society of Transport Aircraft Trading) of such Aircraft (or, as the context shall require, each Portfolio Aircraft), in each case, adjusted from a half life condition assumption to reflect the actual maintenance condition of such Aircraft and based on the lower of the mean and the median of the three Appraisals most recently delivered by such Appraisers to the Administrative Agent hereunder.

“Maintenance Adjusted CMV” means at any time, with respect to any Aircraft, the Current Market Value (as defined by the International Society of Transport Aircraft Trading) of such Aircraft (or, as the context shall require, each Portfolio Aircraft), in each case, adjusted from a half life condition assumption to reflect the actual maintenance condition of such Aircraft and based on the lower of the mean and the median of the three Appraisals most recently delivered by such Appraisers to the Administrative Agent hereunder.

“Maintenance Rent” means, with respect to any Portfolio Aircraft, maintenance reserves or payments, maintenance rent or other supplemental rent payments based on usage in respect of such Portfolio Aircraft (or its engines or other parts) payable by the Lessee under the Lease for such Portfolio Aircraft for the purpose of paying, contributing to, reserving or calculating potential liability in respect of payments for future maintenance and repair of such Portfolio Aircraft.

“Maintenance Reserve Account” shall have the meaning assigned thereto in the Security Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise), prospects or operating results of (A) the Guarantor or (B) the Borrower and its Subsidiaries taken as a whole, the result of which is a material impairment of the ability of the Borrower Group Companies taken as a whole to perform any of their respective obligations under this Agreement or (ii) the rights of or benefits available to the Lenders under this Agreement or any Financing Documents.

“Material Indebtedness” means any Indebtedness of the Guarantor for borrowed money (other than the Drawings) in an aggregate principal amount exceeding $50,000,000.

“Maturity Date” means February 26, 2022.

“Maximum Drawing Amount” means $385,000,000, as such amount may be reduced from time to time in accordance with Section 2.02.

“Minimum Lease Provisions” means the provisions set forth in Exhibit D.

“Minimum Liquidity Test” has the meaning defined in the Guaranty.

“Monthly Report” means a report by the Servicers in the Agreed Form and including the required information listed in Section 5.09 and with such other changes as may be reasonably agreed to by the Administrative Agent, substantially in the form attached as Exhibit E hereto.

“Narrowbody Aircraft” means any Airbus A319-100, A320-200, A321-200, A319neo, A320neo, A321neo or any Boeing 737-700/800/900ER/NG/MAX aircraft or any other “narrowbody aircraft” as consented to by all of the Lenders.

“Negotiation Period” has the meaning defined in Section 2.08(b) of the Credit Agreement.

“Net Available Proceeds” means:

(a)           in the case of any Disposition of any Aircraft or Aircraft Interest, the aggregate amount of all cash payments, and the fair market value of any non cash consideration, received by the Borrower Group Companies directly or indirectly in connection with such Disposition; provided that Net Available Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower Group Companies in connection with such Disposition (other than commissions and fees paid to either Servicer or any of its Affiliates) and (y) any Federal, state and local income or other taxes (including, without limitation, taxes imposed by any foreign jurisdiction) estimated to be payable by the Borrower Group Companies as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state, local or other Governmental Authority); and

(b)           in the case of any Total Loss in relation to any Aircraft, the total net proceeds of all hull, war risk or spares insurance and reinsurance received by the applicable Borrower Group Company and/or paid to the Security Trustee in respect of such Total Loss, including, in the case of a Total Loss of an airframe which does not involve the Total Loss of all Engines or Parts installed thereon at the time when such Total Loss occurred, the sale proceeds of any such surviving Engines or Parts, in each case, net of reasonable expenses incurred in connection with such claim (excluding any Servicing Fee or other fees payable to either Servicer or its Affiliates).

“Note” means either or both, as the context may require, of a Global Note or a Promissory Note.

“Note Purchase Agreement” means the Note Purchase Agreement [Fly 2016A Warehouse] dated as of February 26, 2016, among the Borrower, the Administrative Agent, the Security Trustee, and the Purchasers from time to time party thereto, substantially in the form of Exhibit A-2 hereto.

“Notice of Drawdown” means a notice by the Borrower of a Drawdown in substantially the form attached as Exhibit B hereto.

“Obligations” is defined in Section 1.01 of the Security Agreement.

“Officer’s Certificate” means, with respect to any matter, a certificate signed by the president, any vice president, chief executive officer, chief financial officer, principal accounting officer, treasurer, authorized representative, controller or any director or other responsible officer of such Person.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Lease Event” means the occurrence of either of the following:

(a)           three Aircraft have been concurrently off-lease for at least six consecutive months; or

(b)          at such time as Drawings in excess of an aggregate amount of $100,000,000 have been made pursuant to this Agreement, the Note Purchase Agreement and the Credit Agreement, 35% of Aircraft (such percentage calculated based on the then-current Appraised Value of the Aircraft in the Portfolio) have been off-lease for six consecutive months.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, under this Agreement and any other Financing Document, or sold or assigned an interest in this Agreement or any other Financing Document).

“Other Taxes” means any present or future stamp, court, documentary, registration, intangible, recording, filing, sales, use, rental, transaction privilege, goods and services, license, value added, excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Financing Document and the transactions contemplated thereby, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation or other transfer by a Recipient (other than an assignment pursuant to Section 2.07).

“Ownership Interests” is defined in Section 6.02.

“Participant” has the meaning defined in Section 5.02(b) of the Note Purchase Agreement or Section 3.02(b) of the Credit Agreement, as the case may be.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance or accessory that constitutes passenger convenience equipment and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any airframe or any Engine or removed therefrom.

“Payment Date” means the 15th day of each calendar month, commencing with the 15th day of the first calendar month succeeding the calendar month in which the initial Drawdown Date occurs, through and including the Maturity Date (which, for the avoidance of doubt, shall be a Payment Date); provided that if any Payment Date would otherwise fall on a day that is not a Business Day, such Payment Date shall be the next succeeding Business Day.

“Perfection Requirements” has the meaning defined in Section 4.03 of the Security Agreement.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet due and payable or are being contested in compliance with Section 5.04;

(b)           Liens arising out of any judgment or award with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted, and with respect to which an appeal is being presented in good faith and with respect to which within 60 days thereafter there shall have been secured a stay of execution pending such appeal, and then only for the period of such stay, and reserves required in accordance with GAAP or IFRS (as applicable) have been made therefor;

(c)           in respect of any Aircraft, Engines or Parts any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or under customary terms of repair or modification agreements or any engine or parts-pooling arrangements or other similar Liens if the payment for such Liens (i) is not due and payable or (ii) is not overdue for payment having regard to the relevant trade, in circumstances where no enforcement action against the Aircraft has yet been taken by the relevant holder of the Lien or (iii) is disputed in good faith or contested in good faith by appropriate proceedings and reserves in accordance with GAAP or IFRS (as applicable) have been made therefor;

(d)          any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor);

(e)           any lien for any fees or charges of any airport or air navigation authority arising by statute or operation of law if (i) the payments for such fees or charges are not yet due or payable or (ii) such fees or charges are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP or IFRS (as applicable) have been made therefor; and provided that if such lessor becomes aware of any such lien, it shall act in accordance with the Standard;

(f)            any Eligible Lease (including any Purchase Option thereunder; provided that such Purchase Option is valued under the applicable Lease as an amount greater than the scheduled principal and interest of the Drawing related to such Eligible Lease as at such time as such Purchase Option may be exercised); provided that such Lease (including the terms of any such Purchase Option thereunder) is otherwise permitted by this Agreement;

(g)          in respect of any Aircraft that is not subject to an Eligible Lease, any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies for which the Borrower is responsible for and that are not yet overdue;

(h)          any voting trust rights or similar rights created in relation to any Aircraft in connection with the registration of such Aircraft;

(i)            any other lien not referred to in clauses (a) through (h) above which would not adversely affect the owner’s or the Security Trustee’s rights in the property subject to such lien so long as the amount secured by all such liens under this clause (i) does not exceed the lower of $100,000 per Aircraft and, in the aggregate, 1% of the Appraised Value of all Portfolio Aircraft; and

(j)            any other lien not referred to in clauses (a) through (h) above, the validity or applicability of which is being contested in good faith in appropriate proceedings by the Borrower Group Companies or their respective Subsidiaries and which would not subject the property subject to such lien to any material risk of loss or otherwise adversely affect the owner’s or the Security Trustee’s rights in the property subject to such lien and would not reasonably be expected to cause a Material Adverse Effect;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means, and may include investments for which the Security Trustee or any of its affiliates serves as investment manager or advisor:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)            money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by Standard & Poor’s Ratings Services and Aaa by Moody’s Investor’s Services, Inc. and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Physical Inspection Report” means, for any Aircraft, a physical inspection report from an independent and reputable physical inspector of such Aircraft, which report shall set forth, among other things, the total number of hours and cycles with respect to the related Airframe and each related Engine, in form and level of detail consistent with industry standards and reasonably satisfactory to the Administrative Agent.

“Pledged Shares” has the meaning defined thereto in the Security Agreement.

“Portfolio” means, together, all of the Portfolio Aircraft.

“Portfolio Aircraft” means, as of any date, each Eligible Aircraft owned by an Aircraft Owning Entity and as to which each of the conditions set forth in Sections 4.01 and 4.02, as applicable, have been satisfied or waived in accordance with the terms of this Agreement.

“Process Agent” has the meaning defined in Section 10.09(c).

“Process Agent Acceptance” means a letter from the Process Agent to the Administrative Agent, in substantially the form attached as Exhibit H hereto.

“Prohibited Country” means any Sanctioned Country.

“Promissory Note” means the promissory notes, if any, issued by the Borrower from time to time to a Bank pursuant to the Credit Agreement.

“Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.

“Purchase Option” means a contractual option granted by the lessor or owner under a Lease or other applicable agreement (including pursuant to a conditional sale agreement) as to the purchase of the applicable Aircraft.

“Purchasers” has the meaning defined in Section 1.01(a).

“Qualifying Person” means a Lender or Participant, as the case may be, which is the beneficial owner of the interest under this Agreement, and is at the time it becomes a party to this Agreement:

(a)           a bank within the meaning of Section 246 of the TCA which is carrying on a bona fide banking business in Ireland and whose lending office is located in Ireland.

(b)          a body corporate;

(i)            which, by virtue of the law of a Qualifying Territory is resident for corporate income tax purposes in that Qualifying Territory, and that Qualifying Territory imposes a Tax which generally applies to interest receivable in that Qualifying Territory from sources outside that territory; or

(ii)          where the interest:

(A)            is exempted from the charge to Irish income Tax under arrangements made with a government of a territory outside Ireland having the force of law under the procedures set out in section 826(1) of the TCA, or

(B)            would be exempted from the charge to Irish income Tax if arrangements made, on or before the date of payment of the interest, with the government of a territory outside Ireland, which do not have the force of law under the procedures set out in section 826(1) of the TCA, had the force of law when the interest was paid;

except, in the case of both (i) and (ii), where such interest is paid to that company in connection with a trade or business which is carried on by it through a branch or agency in Ireland;

(c)            a body corporate which advances money in the ordinary course of a trade which includes the lending of money, and (i) the interest under this Agreement and the other Financing Documents is paid in Ireland; (ii) the interest on this Agreement and the other Financing Documents is taken into account in computing its trading income; and (iii) it has complied with the notification requirements under section 246(5) of the TCA;

(d)           a company in respect of which an authorization granted by the Revenue Commissioners of Ireland is subsisting on each interest payment date entitling the issuer to pay it interest under this Agreement and the other Financing Documents without deduction of income Tax;

(e)           an investment undertaking within the meaning of section 739B of the TCA and the interest is paid in Ireland;

(f)            a qualifying company within the meaning of section 110 of the TCA and the interest is paid in Ireland;

(g)           a company which is incorporated in the United States and is taxed in the United States on its worldwide income and this Agreement and the other Financing Documents was not entered into by it in connection with a trade or business carried on by it through a branch or agency in Ireland; or

(h)           a company that is a U.S. LLC and (i) the ultimate recipients of the interest under this Agreement and the other Financing Documents would themselves qualify for exemption from tax under exemption (b) or (g) above; (ii) this Agreement and the other Financing Documents was entered into through the U.S. LLC for market reasons and not for Tax avoidance reasons and (iii) this Agreement and the other Financing Documents was not entered into by it in connection with a trade or business carried on by it through a branch or agency in Ireland; or

(i)            a Treaty Lender.

“Qualifying Territory” means (a) a member state of the European Union (other than Ireland), (b) a territory with which Ireland has entered into a Tax Treaty where that treaty has the force of law under Section 826(1) of the TCA, or (c) a territory with which Ireland has entered into a Tax Treaty where that treaty will (on completion of the procedures set out in Section 826(1) of the TCA 1997) have the force of law under Section 826(1), TCA 1997.

“Rate Determination Notice” has the meaning defined in Section 2.08(b) of the Credit Agreement.

“Rating Agency” means Kroll and any other nationally recognized statistical rating organization (as defined in the Securities Exchange Act of 1934, as amended) designated by the Purchasers in connection with this Agreement and the Note Purchase Agreement.

“Recipient” means, as applicable, the Administrative Agent, the Security Trustee and any Lender and their respective Affiliates (which shall include, for the purposes of the calculation of any Tax indemnity or gross up, any combined or consolidated or affiliated group with which such Recipient files combined, consolidated or affiliated group returns), and their respective successors and permitted assigns, but only to the extent such permitted assign is eligible for a Tax indemnity or gross up payment under Section 2.05 of this Agreement.

“Register” is defined in Section 5.02 of the Note Purchase Agreement and Section 3.02 of the Credit Agreement, as the case may be.

“Related Collateral” means any letter of credit, third-party or bank guarantee or cash (or other) collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under a Lease.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, members, partners and advisors of such Person and such Person’s Affiliates.

“Request” means a request signed by an authorized officer of the Borrower and the Servicers, which shall, among other things, specify with respect to each Aircraft referred to in the relevant Drawdown Package the following information:

(a)           the Aircraft manufacturer, type, model and serial number;

(b)           current and proposed country of registration;

(c)           Aircraft engine manufacturer and aircraft engine serial numbers, type and model;

(d)           proposed lessee;

(e)           proposed Aircraft Purchase Price and information on any material modifications (including but not limited to prospective material modifications) to the Aircraft that relate to such Aircraft Purchase Price;

(f)            confirmation that addition of the proposed transaction to the Portfolio will not cause the Concentration Limits to be breached;

(g)           which Aircraft Owning Entity will purchase such Aircraft;

(h)           if such Aircraft is then subject to a Lien of record of any Person, information regarding all such Liens including, but not limited to (i) the name of such lienholder, (ii) a description of the collateral granted to each such lienholder to secure each such Lien and (iii) certification that adequate funds are in place to pay off existing Liens (other than Permitted Encumbrances); and

(i)            the Borrower shall supplement the Request with reasonably available additional information the Administrative Agent reasonably requests about the proposed transaction, provided that the provision of such additional information does not breach any confidentiality requirement of the Borrower and imposes no additional cost or delay in funding to the Borrower.

“Required Banks” means, at any time, (i) during the Drawing Period, Banks holding more than 50% of the aggregate Commitments attributable to Banks and (ii) thereafter, Banks holding more than 50% of the sum of the total outstanding principal amount of all Loans at such time; provided that any Bank that is the Guarantor, a Servicer, or an Affiliate of the Guarantor or any Servicer shall be excluded for purposes of making a determination of Required Banks.

“Required Lenders” means, at any time, (i) during the Drawing Period, Lenders holding more than 50% of the aggregate Commitments and (ii) thereafter, Lenders holding more than 50% of the sum of the total outstanding principal amount of all Drawings at such time; provided that any Lender that is the Guarantor, a Servicer, or an Affiliate of the Guarantor or any Servicer shall be excluded for purposes of making a determination of Required Lenders.

“Required Prepayment Amount” is defined in Section 2.08(a).

“Required Principal Payment Amount” means, in respect of each Drawing, an amount equal to the amount of such Drawing divided by (a) for a Drawing associated with an Aircraft whose Aircraft Age on the relevant Drawing Date is greater than five years, the difference of 216 minus “x” and (b) for a Drawing associated with an Aircraft whose Aircraft Age on the relevant Drawing Date is less than or equal to five years, the difference of 240 minus “x”, where, in each case, “x” is the number of months elapsed since the delivery date of such Aircraft from the manufacturer thereof (rounded upwards to the relevant whole integer) as at the Drawing Date for such Aircraft.  For the avoidance of doubt, the Required Principal Payment Amount in respect of each Drawing shall be calculated on the Drawing Date for such Drawing.

“Resale Restriction Termination Date” shall mean, with respect to any Global Note, the date which is one year (or such other date when resales of securities by non-affiliates are first permitted under Rule 144(d) under the Securities Act) after the later of the date of the Drawdown Date for such Global Note (or any predecessor thereto) and the last date on which the Borrower or any Affiliate of the Borrower was the owner of such Global Note (or any predecessor thereto).

“Responsible Officer” shall mean, with respect to the Administrative Agent and the Security Trustee, any officer within the corporate trust office of the Administrative Agent or the Security Trustee, as applicable, including any Vice President, Managing Director, Director, Associate, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Administrative Agent or the Security Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any of its Subsidiaries.

“Sales Fees” means an amount equal to 1.5% of the Net Available Proceeds of a Disposition (provided that, for the purposes of this definition of Sales Fees, the entirety of the proviso in paragraph (a) of the definition of Net Available Proceeds shall be disregarded).

“Sanctioned Country” means any country or geographic region that is subject to a sanctions program or export control restrictions that would generally, without special authorization, prohibit the Borrower from engaging in transactions with persons, or providing goods or services to residents of or companies organized under the laws of that country or region, including without limitation to the extent applicable countries or regions are (a) identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, or (b) listed in any list related to economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time and maintained by the United States, United Nations, the European Union (and any of its member states), the Commonwealth of Australia and Japan.

“Sanctioned Entity” means (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in, a Sanctioned Country as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means (i) any person or entity on any list of restricted entities, persons or organisations published under Sanctions Law with whom the Borrower is prohibited from engaging in transactions with or providing goods or services to under Sanctions Law, without special authorization, including without limitation, to the extent applicable, persons designated or identified under any U.N. Security Council Resolution, or on any European Union, Commonwealth of Australia, Japan, or United States list, order or other published designation including without limitation the U.S. Treasury Department Specially Designated Nationals (SDN) list and other lists maintained by the U.S. government to the extent such designation would prohibit the contemplated, and (ii) any person that is deemed by virtue of being owned or controlled by, or property of, a person or entity designated on such sanctions list, as being subject to the same restrictions as the designated person or entity under Sanctions Law.

“Sanctions Law” means any economic sanction or export control law, regulation, order or directive applicable to the Borrower, including without limitation, to the extent applicable, laws of:

(i)            the United States government, including but not limited to, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, the USA Patriot Act of 2001, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, The Iran Freedom and Counter-Proliferation Act of 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012, in each case, as may be amended from time to time, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended);

(ii)           the United Nations;

(iii)         the European Union, including but not limited to any European Union restrictive measures implemented pursuant to any European Union Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the European Union’s Common Foreign and Security Policy;

(iv)         the United Kingdom, including but not limited to United Kingdom sanctions adopted by the Terrorist-Asset Freezing Etc. Act 2010, or the Cayman Islands;

(v)          the respective governmental institutions and agencies of any of the foregoing, including without limitation, the U.S. Treasury Department Office of Foreign Assets Control, The U.S. Commerce Department Bureau of Industry & Security, the U.S. Department of State, her Majesty’s Treasury, the United Nations Security Council;

(vi)         the Commonwealth of Australia; and

(vii)        Japan.

“Secured Parties” has the meaning defined in Section 1.01 of the Security Agreement.

“Secured Party Representatives” means the collective reference to the Security Trustee and the Administrative Agent.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement in substantially the form attached as Exhibit A-4 hereto, as amended from time to time.

“Security Deposits” means, for any Lease, all cash security deposits and other cash amounts intended as security for the payment and performance by the related Lessee of its obligations under such Lease.

“Security Documents” means the Security Agreement, the Bermuda Share Charge, each Share Pledge, each Lease Assignment, each Local Law Mortgage, each Lessee Acknowledgment, each Account Control Agreement, each Deregistration Power of Attorney and any instrument, document or memorandum annexed to any of the aforementioned documents, any consent, notice or acknowledgment required pursuant to the terms of any of the aforementioned documents and all other security documents hereafter delivered to the Administrative Agent or the Security Trustee granting a Lien on any property of any Person to secure the obligations and liabilities of any Borrower Group Company under any Financing Document.

“Security Reserve Account” shall have the meaning assigned thereto in the Security Agreement.

“Security Trustee” has the meaning assigned in the preamble hereto.

“Segregated Funds” shall have the meaning assigned thereto in the Security Agreement.

“Serviced Group Member” has the meaning defined in Article I of the Servicing Agreement.

“Servicer” means each of BBAM US LP and BBAM Aviation Services Limited individually in its capacity as “Servicer” under the Servicing Agreement (collectively, the “Servicers”).

“Servicer Administrative Fee” means an administrative fee equal to $10,000 per month.

“Servicing Agreement” means the servicing agreement in substantially the form attached as Exhibit J hereto.

“Servicing Fee” means, for any Calculation Period, an amount equal to 3.5% of Basic Rent actually collected during such Calculation Period, plus $1,000 per Eligible Aircraft in the Portfolio on the immediately preceding Calculation Date.

“SG Guaranteed Obligations” has the meaning defined in Section 7.01.

“Share Pledge” has the meaning defined in Section 1.01 of the Security Agreement.

“Significant Subsidiaries” means any Subsidiary of either Servicer that has assets or liabilities in excess of $10,000,000.

“Solvent” means, with respect to any Person at any time, that (a) the fair value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person (and, in the case of any liabilities of any Aircraft Owning Entity or Intermediate Lessee, taking into account the amount of any expected receipts from the other Borrower Group Companies in the aggregate), (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature (and, in the case of any debts and liabilities of any Aircraft Owning Entity or Intermediate Lessee, taking into account the amount of any expected receipts from the other Borrower Group Companies in the aggregate), (d) such Person is not engaged in a business and is not about to engage in a business for which such Person’s property would constitute an unreasonably small capital and (e) such Person is not insolvent as defined in the bankruptcy or insolvency laws of such Person’s jurisdiction.

“Special Majority Lenders” means, at any time, (i) during the Drawing Period, Lenders holding more than 66 2/3% of the aggregate Commitments and (ii) thereafter, Lenders holding more than 66 2/3% of the sum of the total outstanding principal amount of all Drawings at such time; provided that any Lender that is the Guarantor, a Servicer, or an Affiliate of the Guarantor or any Servicer holding the principal amount of any Drawings, shall be excluded for purposes of making a determination of Special Majority Lenders.

“Standard” means in relation to any particular issue or matter, the standard, which a reputable international operating lessor would apply in the applicable circumstances having regard, where relevant, to:

(a)           the credit standing of the relevant Lessee or proposed Lessee;

(b)          the economic terms of the relevant Lease;

(c)           the negotiating position of the relevant Lessee or proposed Lessee and the Borrower Group Companies; and

(d)          the interests and particular concerns of the Secured Parties.

“State of Registration” means, in relation to an Aircraft at any time, the country or state on whose national register such Aircraft is registered at that time under the laws of such country or state in accordance with the applicable provisions of any Lease relating to such Aircraft or, in the absence of any such provisions, Applicable Law.

“Subordinated Indebtedness” means loans, if any, from time to time made by the Guarantor or an Affiliate of the Guarantor to Borrower or to any Borrower Group Company, with such loans to be upon terms of subordination set forth in Exhibit G-1 hereto and in the case of any loans made by any Affiliate other than the Guarantor, to be subject to a subordination and security agreement in the form of Exhibit G-2 hereto.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, statutory or common law trust or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or IFRS (as applicable) as of such date, as well as any other corporation, limited liability company, partnership, association statutory or common law trust or other entity (a) of which securities or other ownership interests representing more than 50% of the equity (or beneficial interest) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantee” means the Guarantee of the Subsidiary Guarantors in Article VII hereof.

“Subsidiary Guarantor” has the meaning defined in the preamble hereto.

“Substitute Basis” has the meaning defined in Section 2.08(b) of the Credit Agreement.

“Tangible Net Worth” has the meaning defined in the Guaranty.

“Tangible Net Worth Test” has the meaning defined in the Guaranty.

“Target Price” means, with respect to any Aircraft, 110% of the product of (x) the Allocable Percentage in respect of such Aircraft and (y) the aggregate outstanding principal amount of the Drawings relating to such Aircraft immediately prior to such prepayment.

“Tax Treaty” means arrangements into which Ireland has entered affording the relief from double taxation in respect of one or more Taxes, which contains an article dealing with interest or income from debt claims.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding and withholding pursuant to FATCA), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act 1997 of Ireland.

“Test Date” has the meaning defined in the Guaranty.

“Third-Party-Event” is defined in Section 5.05(a).

“Total Loss” means, with respect to any Aircraft (a) if the same is subject to a Lease or other applicable agreement, a “Casualty Event” or an “Event of Loss” (in each case, as defined in such agreement) or the like (however so defined); or (b) if the same is not subject to a Lease of other applicable agreement, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 60 consecutive days or longer.  A Total Loss of an Aircraft shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant agreement to have occurred or, if such agreement does not so deem or the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 60 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 60 consecutive days referred to therein.

“Transactions” means the execution, delivery and performance by the Guarantor and each Borrower Group Company of the Basic Documents to which such Person is intended to be a party, the making of Advances evidenced by the applicable Global Notes and the making of Loans, as the case may be, and the use of the proceeds thereof.

“Treaty Lender” means, subject to the completion of procedural formalities, a Lender or Participant, as the case may be, which is treated as a resident of a Treaty State for the purposes of the relevant Tax Treaty and does not carry on a business in Ireland through a permanent establishment with which that Lender’s or Participant’s, as the case may be, participation in this Agreement is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Tax Treaty”) with Ireland that has force of law and makes provision for full exemption from tax imposed by Ireland on interest.

“Trigger Event” shall mean the occurrence of any of the following:

(a)           an Event of Default under this Agreement (subject to applicable grace periods set forth in Section 8);

(b)          the Servicers ceasing to act as “Servicer” under the Servicing Agreement; or

(c)           on a Test Date, a failure to satisfy the Minimum Liquidity Test under the Guaranty on such date.

“Unrestricted Cash” has the meaning defined in the Guaranty.

“USA PATRIOT ACT” is defined in Section 10.16.

“Weighted Average Lease Term” means the weighted average (based on each Aircraft’s most recent Appraised Value) of the Lease Terms of all Portfolio Aircraft.  “Lease Term” for any Aircraft means the number of months remaining until the earliest date on which such Lease terminates pursuant to its terms.

“Weighted Average Portfolio Age” means, as of any date of determination, the result of (a) the sum for all Portfolio Aircraft of (i) the Appraised Value for each Portfolio Aircraft multiplied by (ii) the Aircraft Age of such Portfolio Aircraft divided by (b) the aggregate Appraised Value of all Portfolio Aircraft, as of such date.

“WFB” means Wells Fargo Bank, National Association.

“Widebody Aircraft” means any Airbus A330-300/neo or A350-900 aircraft and any Boeing 777-300ER or 787 aircraft or such other “widebody aircraft” as consented to by all of the Lenders.

“Withholding Agent” means each Borrower Group Company and, with respect to U.S. federal withholding Taxes, the Security Trustee, and with respect to Irish withholding Taxes, acting at the direction and instruction of the Borrower, the Security Trustee.

SECTION 1.03.             Interpretation.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and, in the case of any Schedule, shall be a reference to such Schedule in effect as of such time, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04               Accounting Terms; IFRS.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or IFRS (as applicable), as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or IFRS or in the application thereof, then such provision shall be interpreted on the basis of GAAP or IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE CREDIT

SECTION 2.01.             The Commitments.  (a)  General.  On the terms and conditions of this Agreement and the Note Purchase Agreement or the Credit Agreement, as the case may be, (i)(A) the Borrower agrees to authorize and issue pursuant to the terms of the Note Purchase Agreement, for sale to the Purchasers on the Effective Date, the Global Notes and (B) each Purchaser severally agrees to purchase the Global Note to be issued to it in consideration of the Commitment of such Purchaser and to make Advances evidenced by such Global Note to the Borrower pursuant to the terms of the Note Purchase Agreement and (ii) the Banks agree to make Loans to the Borrower pursuant to the terms of the Credit Agreement.

(b)           Bank Commitments.  The Commitments of the Banks to make Loans, and the procedures for the making by the Banks of such Loans, are set forth in the Credit Agreement.

(c)           Purchaser Commitments.  The Commitments of the Purchasers to make Advances, and the procedures for the making by the Purchasers of such Advances, are as set forth in the Note Purchase Agreement.

(d)          Amount Financed.  Anything herein to the contrary notwithstanding, with respect to any Drawing:

(i)            the Advance Amount shall not exceed the lowest of:

(i)            the product of 80% and the Aircraft Purchase Price of the Eligible Aircraft being financed with the proceeds thereof;

(ii)            the product of the Advance Percentage and the Maintenance Adjusted CMV of the Eligible Aircraft being financed with the proceeds thereof; and

(iii)            the product of the Advance Percentage and the Maintenance Adjusted BV of the Eligible Aircraft being financed with the proceeds thereof;

(ii)           immediately after giving effect to such Drawing, the aggregate outstanding principal amount of the Drawings as of such date shall not exceed the Borrowing Base of the Portfolio; and

(iii)         the aggregate principal amount of all Drawings of any Lender outstanding at any time shall not exceed such Lender’s Commitment and the aggregate principal amount of all Drawings hereunder outstanding at any time shall not exceed the Maximum Drawing Amount.

(e)            Revolver.  Within the limits specified in paragraph (d) above, and subject to the satisfaction of the applicable conditions precedent in Section 4.02 and as otherwise provided in the Financing Documents, the Borrower may borrow, repay and redraw Drawings during the Drawing Period; provided that the Commitments shall not be reinstated by reason of a prepayment pursuant to Section 2.03(a). Following the Drawing Period, Drawings paid, repaid or prepaid may not be redrawn.

SECTION 2.02.             Termination, Reduction or Increase of the Commitments.

(a)            Termination and Reduction of Commitments.  The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date.  In addition, the Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in a minimum aggregate amount of $500,000.  Once terminated or reduced, the Commitments may not be reinstated.

(b)            Optional Extensions of Drawing Period.

(i)            The Borrower may request, by notice to the Administrative Agent not less than 25 Business Days prior to the Commitment Termination Date then in effect, that the Drawing Period be extended.  Upon receipt of such notice by the Administrative Agent, the Administrative Agent shall promptly (but in no event later than two Business Days after receipt thereof) notify each Lender of such request, and each Lender shall notify the Borrower and the Administrative Agent not more than 15 Business Days after the date on which the Administrative Agent shall have received the Borrower’s request (which date shall be set forth in the notice of such request given by the Administrative Agent) of its election so to extend or to not extend the Drawing Period.  To the extent such Lender elects to so extend the Drawing Period, the Borrower, such Lender and the Administrative Agent shall acknowledge the same in writing.  Any Lender which shall not timely notify the Administrative Agent of such election shall be deemed to have elected not to extend such Drawing Period.

(ii)          If one or more Lenders shall have elected, or shall be deemed to have elected, not to extend the Drawing Period, in each case, in accordance with clause (i) above, then the Administrative Agent shall so advise the Borrower and the remaining Lenders, and the remaining Lenders then maintaining Commitments or any of them shall have the right (but not the obligation), upon notice to the Administrative Agent not later than five Business Days immediately preceding the applicable Commitment Termination Date, to increase each of their respective Commitments by an amount equal in the aggregate to the Commitments of the Lenders who have, or have been deemed to have, elected not to extend the Drawing Period.  Each Lender electing to increase each of its Commitments hereunder (each a “Remaining Lender”) shall specify in its notice to the Administrative Agent the amount by which it is willing to increase its Commitments; provided that if the aggregate amount of proposed increases by all Remaining Lenders shall equal or exceed the aggregate Commitments of those Lenders who have, or have been deemed to have, elected to not extend the Drawing Period, then the amount of any increase in Commitments shall not exceed for any Remaining Lender the product of (A) the percentage of (x) such Lender’s Commitment with respect to the Drawings to (y) the aggregate Commitment of each other Remaining Lender with respect to the Drawings (in each case determined before giving effect to any increase in the Commitments of the Remaining Lenders pursuant to this clause (ii)) multiplied by (B) the aggregate Commitments of the Drawings of the Lenders who have, or have been deemed to have, elected not to extend the Drawing Period.  Each Lender who elects, or who is deemed to elect, to not extend the Drawing Period, in each case in accordance with clause (ii) above shall assign its Commitments, Promissory Notes (if applicable), Global Note (if applicable) and Drawings to any and all Remaining Lenders in the amounts described in this clause (ii) and the purchase price to be paid for such Drawings shall be in the amount of the outstanding principal amount of such Lender’s Drawings at such time together with accrued and unpaid interest, fees and breakage costs, if any, in respect thereof plus all other amounts owing to such Lender from the Borrower under the Financing Documents.  Each of such assigning Lender and each such Remaining Lender shall execute an Assignment and Acceptance evidencing such assignment.  The Commitments of such Remaining Lenders shall become effective on the Commitment Termination Date then in effect.

(iii)         If the aggregate Commitments of the Lenders who have elected, or who are deemed to have elected, not to extend the Drawing Period, in each case in accordance with clause (i) above, shall exceed the aggregate amount by which the Remaining Lenders have agreed to increase their Commitments pursuant to clause (ii) above, the Borrower may, with the approval of the Administrative Agent not to be unreasonably withheld, designate one or more Eligible Assignees willing to extend Commitments in accordance with the Borrower’s request and in an aggregate amount not greater than such excess.  Each Lender who elects, or who is deemed to elect, not to extend the Drawing Period, in each case in accordance with clause (i) above shall assign its Commitments and Drawings to any and all such Eligible Assignees and the purchase price to be paid for such Drawings shall be in the amount of the outstanding principal amount of such Lender’s Drawings at such time together with accrued and unpaid interest, fees and breakage costs, if any, in respect thereof plus all other amounts owing to such Lender from the Borrower under the Financing Documents.  Each of such assigning Lender and each such Eligible Assignee shall execute an Assignment and Acceptance evidencing such assignment.  The Commitments of such Eligible Assignee shall become effective, and such Eligible Assignee shall become a Lender hereunder, on the Commitment Termination Date then in effect for the Lenders who have, or have been deemed to have, elected not to extend the Drawing Period (and any Eligible Assignee that is already a Lender shall remain a Lender and any new Commitment and Drawing assigned to it under this clause (iii) shall become effective on such Commitment Termination Date).

(iv)         The Borrower shall deliver (x) to each Lender that increases its Commitment under clause (ii) above, if such Lender has previously been issued a Promissory Note or a Global Note (if applicable) by the Borrower under this Agreement, on the Commitment Termination Date in effect for the Lenders who have, or have been deemed to have, elected not to extend the Drawing Period, a new Promissory Note or Global Note, as applicable, or an amendment to such existing Promissory Note or Global Note, as applicable, as requested by such Lender, to reflect any increase in its Commitment, and (y) to each Eligible Assignee that takes by assignment under clause (iii) above (upon request of such Eligible Assignee), on the Commitment Termination Date in effect for the Lenders who have, or have been deemed to have, elected not to extend the Drawing Period, a Promissory Note or a Global Note, as applicable, evidencing such Eligible Assignee’s Commitment and the Borrower’s obligation to pay Drawings pursuant to this Agreement.

(v)          If, after giving effect to any increase in the Commitments of one or more Remaining Lenders pursuant to clause (ii) above and any assignments to or new Commitments of one or more Eligible Assignees pursuant to clause (iii) above, the extension of the Drawing Period as provided in this clause (b) would not have been approved by Lenders holding Commitments equal in the aggregate to 100% of the Maximum Drawing Amount, then the Drawing Period shall not be extended but shall continue in effect until the Commitment Termination Date and shall then terminate.  If Lenders holding Commitments equal in the aggregate to 100% of the Maximum Drawing Amount shall have elected to extend the Drawing Period as provided in this Section 2.02, then the Drawing Period with respect to the Commitments of such Lenders and any Person which becomes a Lender hereunder shall continue until the date which is provided in clause (a) above, as to such Lenders, and the term “Commitment Termination Date”, as used herein, shall mean the last day of such extended period.

SECTION 2.03.             Prepayment of Drawings.

(a)           Optional Prepayments.  So long as no Trigger Event has occurred and is continuing, the Borrower shall have the right on any Business Day to prepay the Drawings in whole or in part, subject to the requirements of Sections 2.03(c) and 2.03(d). Any such prepayment shall be in an amount of $500,000 or more.

(b)           Mandatory Prepayments.  The Borrower shall prepay the applicable Drawings as follows:

(i)            Dispositions of Aircraft; Total Loss.  Upon any Total Loss or Disposition of an Aircraft or any Aircraft Interest (so long as no Trigger Event has occurred or is continuing in the case of a Disposition), the Borrower shall prepay such Drawings in an amount equal to (A) 100%, in the case of a Total Loss and (B) 105%, in the case of a Disposition, in each case of the product of (x) the Allocable Percentage in respect of such Aircraft and (y) the aggregate outstanding principal amount of the Drawings immediately prior to such prepayment.  Such amounts shall be due and payable (a) in the case of a prepayment as the result of a Total Loss, upon the earlier of (A) the date that is 150 days after the date of such Total Loss and (B) receipt by the applicable Borrower Group Company of the insurance proceeds in respect of such Total Loss, or (b) in the case of a prepayment as the result of a Disposition, at the time of such Disposition.

(ii)          Change in Control.  Upon any Change in Control, the Borrower shall, on the date of such Change in Control, prepay the entire unpaid principal amount of the Drawings on the third Business Day following the occurrence thereof, and the remaining Commitments of each Lender shall be automatically reduced to zero on such date.

(iii)         Collateral Deficiency.  If, as of any Calculation Date, a Collateral Deficiency exists, the Borrower shall by the third Payment Date immediately following such Calculation Date do either or both of the following:  (x) prepay an amount of the Drawings sufficient so that, after application of funds to the prepayment of the Drawings on such third Payment Date in accordance with Section 2.08, such Collateral Deficiency no longer exists or (y) pledge cash or cash equivalents  in the form of Collateral to the Security Trustee on a first priority and perfected basis, in such amounts so that such Collateral Deficiency no longer exists.  For the avoidance of doubt, in the event that the Borrower pledges cash for the purpose of curing a Collateral Deficiency pursuant to clause (y) above, such cash Collateral shall be released to the Borrower promptly (but in no event more than three Business Days) at such time as such cash is no longer necessary for the purpose of curing such Collateral Deficiency.

(iv)        Cash Sweep Prepayments.  If any amounts are applied pursuant to clause eighth of Section 2.08(b) hereto on any Payment Date, such amounts shall be applied to prepay the Drawings on such Payment Date by such amounts.

(c)           Notices, Etc.  The Borrower shall notify the Administrative Agent and the Security Trustee by telephone (confirmed by telecopy) or email of any optional or mandatory prepayment hereunder described in the previous clauses (a) and (b) (other than (b)(iv)) not later than 2:00 p.m., New York City time, two Business Days before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Drawings to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders and the Security Trustee of the contents thereof.  Except as provided in Section 2.08, any prepayment of the Drawings shall be applied ratably to the then outstanding Drawings in inverse order of maturity.  Except with respect to any prepayment under clause (b)(iv) above, prepayments shall be accompanied by accrued interest to the extent required by Section 2.07 of the Note Purchase Agreement or Section 2.07 of the Credit Agreement, as the case may be, together with any amounts payable pursuant to Section 2.08 of the Note Purchase Agreement or Section 2.11 of the Credit Agreement, as the case may be, and shall be made in the manner specified in Section 2.06(c) of this Agreement.

(d)          With respect to (a) any voluntary prepayment pursuant to Section 2.03(a) or (b) any mandatory prepayment pursuant to Section 2.03(b)(i) related to a Disposition, such prepayment shall not (i) trigger a Collateral Deficiency based on the then current Borrowing Base (on a pro forma basis) (unless such Collateral Deficiency is concurrently satisfied) or (ii) (A) during the Drawing Period, cause the Weighted Average Portfolio Age to exceed five years at the time of such Disposition, (B) during the period from and including the third anniversary of the Effective Date to but excluding the fourth anniversary of the Effective Date, cause the Weighted Average Portfolio Age to exceed six years at the time of such Disposition, (C) during the period from and including the fourth anniversary of the Effective Date to but excluding the fifth anniversary of the Effective Date, cause the Weighted Average Portfolio Age to exceed seven years at the time of such Disposition and (D) thereafter, cause the Weighted Average Portfolio Age to exceed eight years at the time of such Disposition.

SECTION 2.04.             Fees.

(a)           Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, such fees as are separately agreed upon between the Borrower and the Administrative Agent in the amounts and at times so agreed.

(b)           Commitment Fee.  The Borrower agrees to pay to the Security Trustee for account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at a rate of 0.50% per annum on the daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Commitment Termination Date; provided that if at any time from and after the 13 month anniversary of the Effective Date to but excluding the Commitment Termination Date the daily unused amount of the Commitments of the Lenders is greater than 50% of the total amount of such Commitments, the Commitment Fee shall accrue at 0.75% per annum on the daily unused amount of the Commitment of such Lender until such time as at least 50% of the total amount of such Commitments have been utilized by the Borrower at which time the Commitment Fee shall immediately and without any further action resume accruing at a rate of 0.50% per annum on the daily unused amount of the Commitment of such Lender.  Accrued Commitment Fee shall be payable in arrears on each Payment Date and on the Commitment Termination Date.

(c)           Up-Front Fee.  On the Effective Date, the Borrower agrees to pay to the Security Trustee for account of each Lender an up-front fee in the amount of (i) 0.75% of such Lender’s Commitment if such Lender’s Commitment is in an amount less than $100,000,000 and (ii) 1.00% of such Lender’s Commitment if such Lender’s Commitment is in an amount equal to or greater than $100,000,000.

(d)           Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Security Trustee.  Fees paid shall not be refundable under any circumstances.

SECTION 2.05.             Withholding of Taxes; Gross-Up.

(a)           (i)            Each payment to or for the benefit of a Recipient by a Borrower Group Company under this Agreement or under any other Financing Document shall be made without withholding for any Taxes, unless such withholding is required by Applicable Law.  If the Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then the Withholding Agent shall so withhold (or cause to be withheld) and shall timely pay (or cause to be timely paid) the full amount of withheld Taxes to the relevant Governmental Authority in accordance with Applicable Law.  If such Taxes are Indemnified Taxes, then the amount payable by the Borrower Group Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.05), the applicable Recipient receives the amount it would have received had no such withholding been made.

(ii)          A payment shall not be increased under Section 2.05(a)(i) above by reason of a deduction or withholding of any Tax imposed by Ireland from any such payment, where such Tax is an Indemnified Tax and on the date on which the payment falls due, the payment could have been made to the relevant Recipient or Participant, as the case may be, without any such deduction or withholding if the Recipient or Participant, as the case may be, had been a Qualifying Person, but on that date that Recipient or Participant, as the case may be, is not or has ceased to be a Qualifying Person other than as a result of any change after the date it became a Recipient or Participant, as the case may be, under this Agreement in (or in the interpretation, administration, or application of ) any Applicable Law or any published practice or published concession of any relevant taxing authority.

(b)          Payment of Other Taxes by the Borrower Group Companies.  The Borrower Group Companies shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)           Evidence of Payments.  As soon as practicable after any payment of Taxes by any Borrower Group Company (including as the Withholding Agent) to a Governmental Authority, such Borrower Group Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  The parties acknowledge that, on the Effective Date and each Drawdown Date, the Administrative Agent shall not be deemed to have knowledge of any Taxes or Other Taxes that may be payable, nor shall the Administrative Agent be required to make any enquiries as to the existence or application of any Taxes or Other Taxes.

(d)          Indemnification by the Borrower Group Companies.

(i)            The Borrower Group Companies shall jointly and severally indemnify each Recipient, on an after-Tax basis, for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement and any other Financing Document (including amounts paid or payable under this Section 2.05(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.05(d) shall be paid within ten days after the Recipient delivers to the relevant Borrower Group Company a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(ii)          An indemnity payment shall not be payable under Section 2.05(d)(i) above with respect to any Indemnified Tax imposed by Ireland and assessed on a Recipient or Participant, as the case may be, to the extent that Tax is compensated for by an increased payment under Section 2.05(a)(i); or would have been compensated for by an increased payment under Section 2.05(a)(i) but was not so compensated solely because one of the exclusions in Section 2.05(a)(ii) applied.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent and the Security Trustee on an after-Tax basis for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the relevant Borrower Group Company has not already indemnified the Administrative Agent and the Security Trustee for such Indemnified Taxes and without limiting the obligation of the relevant Borrower Group Company to do so) attributable to such Lender that are paid or payable by the Administrative Agent and the Security Trustee in connection with this Agreement and the other Financing Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.05(e) shall be paid within ten days after the Administrative Agent and the Security Trustee delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent and the Security Trustee.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)            Status of Lenders.  (i)  Each Lender or Participant, as the case may be, on or prior to the date it becomes a party hereto, shall inform the Withholding Agent whether it is a Qualifying Person or not, as the case may be, by completing and providing to the Withholding Agent a certificate substantially in the form of Exhibit L hereto (such certificate, a “Qualifying Person Confirmation”).  If a Recipient or Participant, as the case may be, fails to provide a Qualifying Person Confirmation in accordance with this Section 2.05(f) then that Lender or Participant, as the case may be, shall be treated for the purposes of the Agreement (including by the Borrower and Withholding Agent) as if it is not a Qualifying Person until such time as it notifies the Withholding Agent which category applies.

(ii)          Any Lender or Participant, as the case may be, that is entitled to an exemption from, or reduction of, any Tax with respect to any payments under this Agreement or any other Financing Document shall deliver to the Borrower and Withholding Agent, at the time or times reasonably requested, in writing, by the Borrower or the Withholding Agent, such properly completed and executed documentation (including an updated Qualifying Person Confirmation) reasonably requested in writing by the Borrower or the Withholding Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender or Participant, as the case may be, if requested in writing by the Borrower or the Withholding Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Withholding Agent in writing as will enable the Borrower or the Withholding Agent to determine whether or not such Lender or Participant is subject to any withholding (including backup withholding) or information reporting requirements or to enable the Borrower or the Withholding Agent to comply with the provisions of Sections 891A, 891E and 891F TCA (and any regulations made thereunder).  Upon the reasonable request of the Borrower or the Withholding Agent in writing, any Lender or Participant, as the case may be (other than as a result of a change in Applicable Law, of which Borrower has not timely notified such Person in writing) shall update any form or certification previously delivered pursuant to this Section 2.05(f).  If any form or certification previously delivered pursuant to this Section 2.05(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender or Participant, as the case may be, such Lender or Participant shall promptly (and in any event within ten days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Withholding Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.  A Lender or Participant, as the case may be, that is a Qualifying Person solely on account of being a Treaty Lender and each Borrower Group Company which makes a payment to which that Treaty Lender is entitled, shall reasonably cooperate in completing any procedural formalities necessary for that Borrower Group Company to obtain authorization to make that payment without any deduction or withholding of any Tax imposed by Ireland.  Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentations (other than such documentation set forth in Section 2.05(f)(i) and (iii)) shall not be required if in the Lender’s judgment, exercised in good faith, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iii)         Each Lender or Participant, as the case may be, shall provide two copies of the appropriate U.S. tax forms (“Withholding Tax Forms”) establishing that it is entitled to a complete exemption from U.S. withholding Tax on payments to be made under this Agreement on the date it becomes a Lender or a Participant, as the case may be, to the Withholding Agent.  If the basis for such Lender’s or Participant’s, as the case may be, exemption is the “portfolio interest exemption” of Section 871 or 881 of the Code, such Lender or Participant shall also provide a certification that it is not a (1) bank within the meaning of Section 881(c)(3)(A) of the Code, (2) ten percent shareholder of a Borrower Group Company within the meaning of Section 871(h)(3)(B) of the Code and (3) it is not a controlled foreign corporation related to a Borrower Group Company as described in Section 881(c)(3)(C) of the Code.  If any previously delivered Withholding Tax Form or certification expires, becomes inaccurate or becomes obsolete, the Lender or Participant, as the case may be, that provided such Withholding Tax Forms or certification shall provide replacement or successor Withholding Tax Forms or certifications establishing that it remains entitled to a complete exemption from U.S. withholding tax on payments to be made under this Agreement; provided that, if as a result of a change in Applicable Law after the prior Withholding Tax Forms or certifications were provided such Lender or Participant is unable to provide such subsequent Withholding Tax Forms or certifications, such Lender or Participant satisfies its obligation pursuant to this Section 2.04(f)(iii) by providing Withholding Tax Forms establishing any exemption from or reduction in U.S. withholding tax on such payments that it remains legally able to provide (or, in the case of an assignment, Withholding Tax Forms showing the rate of exemption or reduction its assignor was entitled to at the time of assignment).

(iv)         If a payment made to a Lender or Participant under this Agreement or any other Financing Document would be subject to withholding Tax imposed by FATCA if such Lender or Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Withholding Agent in writing, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Withholding Agent in writing as may be necessary for the Borrower or the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s or Participant’s, as the case may be, obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.05(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (or credit in lieu thereof) as to which it has been indemnified pursuant to this Section 2.05 (including additional amounts paid pursuant to this Section 2.05), it shall pay to the indemnifying party an amount equal to such refund (or credit in lieu thereof) (but only to the extent of indemnity payments made under this Section 2.05 with respect to the Taxes giving rise to such refund net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the written request of such indemnified party, shall promptly repay to such indemnified party the amount paid by such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) (other than penalties or other charges arising out of the gross negligence or willful misconduct of the indemnified party) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.05(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.05(g) to the extent such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.05(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.  In addition, during the occurrence of an Event of Default, no Recipient shall be required to make any payment under this Section 2.05(g), but shall promptly do so as soon as any and all Events of Default shall have ceased to exist.

SECTION 2.06.             Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a)           Payments by the Borrower Group Companies.  Each Borrower Group Company shall make each payment required to be made by it hereunder, and pursuant to the Credit Agreement and the Note Purchase Agreement (whether of principal, interest or fees, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Security Trustee at its offices in Salt Lake City, Utah, except as otherwise expressly provided in the relevant Financing Document and except that, payments made pursuant to Sections 2.05 and 10.03 of this Agreement and Section 2.10 of the Credit Agreement, which shall be made directly to the Persons entitled thereto.  The Security Trustee shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder or under any other Financing Document (except to the extent otherwise provided therein) shall be made in Dollars.

(b)           Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Security Trustee to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) each Drawdown shall be made by the Lenders pro rata according to the amounts of their respective Commitments; (ii) each Drawing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments; (iii) each payment or prepayment of principal of Drawings by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Drawings; and (iv) each payment of interest on Drawings by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Drawings then due and payable to the respective Lenders.

(d)           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Drawings resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Drawings and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Drawings of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Drawings; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower Group Company pursuant to and in accordance with the express terms of this Agreement, the Note Purchase Agreement or the Credit Agreement, as applicable, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Drawings to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate of either thereof (as to which the provisions of this paragraph shall apply).  Each Borrower Group Company consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower Group Company rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Group Company in the amount of such participation.

(e)           Certain Deductions by the Security Trustee.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 10.03(c), then the Security Trustee may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Security Trustee for the account of such Lender for the benefit of the Security Trustee or the Administrative Agent (as applicable), to satisfy such Lender’s obligations to it under Section 10.03(c) until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under Section 10.03(c), in the case of each of clauses (i) and (ii) above, in any order as determined by the Security Trustee in its discretion.

SECTION 2.07.             Mitigation Obligations; Replacement of Lenders.

(a)           If any Bank requests compensation under Section 2.10 of the Credit Agreement, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Bank or Purchaser pursuant to Section 2.05, then such Bank or Purchaser, as applicable, shall use reasonable efforts to designate a different lending office for funding or booking its Drawings hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank or such Purchaser, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.10 of the Credit Agreement or 2.05 of this Agreement, as the case may be, in the future and (ii) would not subject such Bank or such Purchaser, as applicable, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank or such Purchaser.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank or any Purchaser in connection with any such designation or assignment.

(b)           If any Bank requests compensation under Section 2.10 of the Credit Agreement, or if the Borrower is required to pay any additional amount to any Bank, any Purchaser or any Governmental Authority for the account of any Bank or any Purchaser pursuant to Section 2.05, or if any Bank or any Purchaser becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Bank or such Purchaser, as applicable, and the Administrative Agent, require such Bank or such Purchaser, as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 5.02 of the Note Purchase Agreement or Section 3.02 of the Credit Agreement, as the case may be), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank or Purchaser, as applicable, if a Bank or Purchaser accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Bank or Purchaser, as applicable, shall have received payment of an amount equal to the outstanding principal of its Drawings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 of the Credit Agreement or payments required to be made pursuant to Section 2.05 of this Agreement, such assignment will result in a reduction in such compensation or payments.  A Bank or a Purchaser, as applicable, shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or such Purchaser, as applicable, or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.08.             Application of Collections; Proceeds of Collateral.

(a)           Application of Proceeds from the Disposition or Total Loss of an Aircraft.  Subject to Section 2.08(c), all Net Available Proceeds (including without limitation any interest earned thereon) received by the Security Trustee that are identified by the Borrower in a notice to the Security Trustee and the Administrative Agent as resulting from the Disposition or Total Loss of any Aircraft shall be applied by the Security Trustee as set forth in this paragraph (a), provided that at least one Business Day prior to such application, the Borrower shall have delivered a certificate to the Security Trustee and the Administrative Agent (i) identifying the Business Day on which such application is to be made (which shall be within ten Business Days of such Disposition or Total Loss of any Aircraft or Aircraft Interest), (ii) setting forth, in form and detail reasonably satisfactory to the Administrative Agent, (x) a calculation of the amount of such Net Available Proceeds and (y) a calculation of the aggregate principal amount of Drawings required to be prepaid pursuant to Section 2.03(b)(i) (such amount, the “Required Prepayment Amount”), and (iii) stating whether any Event of Default has occurred and is continuing:

first, such amounts shall be applied ratably (i) to the payment of any Borrower Expenses and Lessor Payments with respect to the applicable Aircraft (provided that any unused deposits in the Aircraft Expenses Account shall be applied first to discharge such obligations), (ii) to the Servicers and their designees, in the aggregate, an amount equal to all costs and expenses of the Servicer then due and owing to the Servicer under the Basic Documents plus all Servicing Fees and Servicer Administrative Fees plus any interest thereon accrued on such and any previous Payment Date which remain unpaid, including but not limited to any Sales Fees and to all indemnification payments due to the Servicers which remain unpaid, if any, as provided for in the Basic Documents, and (iii) to the Administrative Agent, any Lender, and any other Indemnitee, an amount equal to all costs, fees, expenses, indemnities and reimbursements (including legal fees and expenses but excluding principal and interest, including Aggregated Default Interest) then due and owing to each such Person under the Financing Documents, for payment thereof, but excluding such costs, fees, expenses, indemnities and reimbursements that are provided for below in;

second, ratably (i) to the Lenders, an amount equal to all accrued and unpaid interest on the outstanding principal amount of the Drawings being repaid under this clause (a) as of the date of repayment, for payment thereof and (ii) to the Derivatives Creditors, an amount equal to the Derivatives Obligations, if any, then due and payable in connection with the prepayments of the Drawings described in this clause (a);

third, ratably to the Lenders for repayment of the outstanding principal amount of the Drawings in an amount not to exceed the Required Prepayment Amount with respect to the applicable Aircraft;

fourth, ratably to each Lender, the shortfall, if any, of the amount to have been paid to the Lenders on the immediately preceding Payment Date pursuant to clause third of Section 2.08(b) or clauses second through fifth of Section 2.08(c);

fifth, ratably to the Lenders in an amount not to exceed all interest accrued in connection with all Aggregated Default Interest due and owing to each Lender, for payment of such Aggregated Default Interest;

sixth, to the Aircraft Expenses Account the shortfall, if any, of the amount to have been so transferred on the immediately preceding Payment Date pursuant to clause second of Section 2.08(b); and

seventh, any amount remaining, as directed by the Borrower.

(b)           Application of Proceeds of Collections on Payment Dates.  Subject to Section 2.08(c), on each Payment Date, all Collections received by the Security Trustee as of the related Calculation Date (including all amounts on deposit in the Collections Account as of such Calculation Date) and not timely identified by the Borrower as proceeds to be applied in the manner provided in the foregoing paragraph (a) shall be applied as set forth in this paragraph (b), provided that at least one Business Day prior to such application, the Borrower shall have delivered a certificate to the Security Trustee and the Administrative Agent stating whether any Default or Trigger Event has occurred and is continuing:

first, such amounts shall be applied ratably (i) to the payment of any Borrower Expenses and Lessor Payments (provided that any unused deposits in the Aircraft Expenses Account shall be applied first to discharge such obligations), (ii) to the Servicers and their designees, in the aggregate, an amount equal to all costs and expenses of the Servicer then due and owing to the Servicer under the Basic Documents plus all Servicing Fees and Servicer Administrative Fees plus any interest thereon accrued on such and any previous Payment Date which remain unpaid, including but not limited to any Sales Fees and to all indemnification payments due to the Servicers which remain unpaid, if any, as provided for in the Basic Documents, and (iii) to the Administrative Agent, any Lender, and any other Indemnitee, an amount equal to all costs, fees, expenses, indemnities and reimbursements (including legal fees and expenses but excluding principal and interest, including Aggregated Default Interest) then due and owing to each such Person under the Financing Documents, for payment thereof, but excluding such costs, fees, expenses, indemnities and reimbursements that are provided for below in clauses second or third of this clause (b);

second, to the Aircraft Expenses Account an amount sufficient to pay Approved Aircraft Asset Expenses anticipated to be incurred in the one month period immediately following such Payment Date plus an amount the Borrower and the Servicers certify to the Administrative Agent in writing (or the Administrative Agent otherwise reasonably determines) is reasonably necessary in order to create a reserve for Approved Aircraft Expenses anticipated beyond such one month period (but for no longer than an additional two months beyond such one month period) for which creating such a reserve would be prudent (taking into account the then current balance in the Aircraft Expenses Account, each such amount to be certified by the Servicers in the immediately preceding Monthly Report);

third, ratably to each Lender, an amount equal to all accrued Commitment Fees then due and owing to such Lender on their respective unutilized Commitments under Section 2.04(b), for payment thereof;

fourth, ratably (i) to the Lenders, an amount equal to all accrued and unpaid interest (except for Aggregated Default Interest thereon) on the outstanding principal amount of the Drawings as of the then most recently ended Interest Period, for payment thereof and (ii) to the Derivatives Creditors, an amount equal to the Derivatives Obligations (including any Derivatives Obligations relating to or arising from the termination of any Derivatives Agreement), if any, then due and payable;

fifth, ratably to the Lenders, (i) an amount equal to the Required Principal Payment Amounts then due and owing under Section 2.06(a)(ii) and (b) of the Note Purchase Agreement and Section 2.06(a)(ii) and (b) of the Credit Agreement and (ii) the amounts due and owning under Section 2.03(b)(iii) hereof;

sixth, ratably to the Lenders, an amount not to exceed all Aggregated Default Interest accrued for a period of up to six months due and owing to each Lender, for payment of such Aggregated Default Interest;

seventh, towards the payment in full of any other amounts or obligations then owed by the Borrower;

eighth, (i) if a Trigger Event has occurred and is continuing, (ii) if an Off-Lease Event has occurred and is continuing, (iii) if an ICR Cash Sweep Event has occurred and is continuing or (iv) from and after the fourth anniversary of the Effective Date, ratably to the Lenders, in an amount up to the outstanding principal amount of the Drawings;

ninth, ratably to the Lenders in an amount not to exceed all Aggregated Default Interest due and owing to each Lender not covered by clause sixth above, for payment of such Aggregated Default Interest; and

tenth, as directed by the Borrower.

(c)           Application of Proceeds following an Event of Default.  At any time an Event of Default has occurred and is continuing, all amounts (including all proceeds of Collateral and amounts on deposit in the Accounts, including without limitation any interest earned thereon) on deposit in the Accounts or otherwise received by the Security Trustee, shall be applied as follows upon receipt by the Security Trustee of written instructions from the Administrative Agent setting forth the amounts to be distributed pursuant to clauses first through seventh below:

first, such amounts shall be applied ratably (i) to the payment of any Lessor Payments (provided that any unused deposits in the Aircraft Expenses Account shall be applied first to discharge such obligations) and (ii) to reimburse the Security Trustee for or to pay the Security Trustee any unpaid fees, out-of-pocket costs and expenses (to the extent not previously reimbursed) or indemnities, including reasonable compensation to the agents and counsel of the Security Trustee, and all charges, expenses, liabilities and advances reasonably incurred or made by the Security Trustee for services under this Agreement and the other Financing Documents (including any ancillary documents) and any other amounts owing to the Security Trustee thereunder shall be applied by the Security Trustee in reimbursement of such fees, costs, expenses, indemnities and other amounts;

second, so much of such payments or amounts as shall be required to reimburse the Administrative Agent for or to pay the Administrative Agent any unpaid fees, out-of-pocket costs and expenses (to the extent not previously reimbursed) or indemnities, including reasonable compensation to the agents and counsel of the Administrative Agent, and all charges, expenses, liabilities and advances reasonably incurred or made by the Administrative Agent for services under this Agreement and the other Financing Documents and any other amounts owing to the Administrative Agent thereunder shall be distributed to the Administrative Agent;

third, so much of such payments or amounts as shall be required to reimburse the Secured Parties for any unpaid fees, out-of-pocket costs and expenses (to the extent not previously reimbursed) or indemnities, arising out of the exercise of the rights and remedies of the Secured Parties under the Financing Documents (including the costs and expenses of collection, sale or other realization upon the Collateral and including also payments or amounts as shall be required to reimburse each Secured Party for payments in respect of such unpaid fees or out-of-pocket costs and expenses made by it to the Administrative Agent or the Security Trustee pursuant to the Security Documents);

fourth, so much of such payments or amounts as shall be required to pay to the Secured Parties all other amounts payable by the Borrower Group Companies pursuant to the Financing Documents (other than amounts payable pursuant to the following clause of this Section 2.08(c)) to the Secured Parties and remaining unpaid shall be distributed to Secured Parties, in each case, ratably in accordance with the respective amounts thereof;

fifth, so much of such payments or amounts as shall be required to pay (i) the accrued but unpaid interest on the Drawings to the date of distribution (including Aggregated Default Interest accrued for a period not in excess of six months), (ii) any accrued but unpaid Commitment Fee to the date of distribution, (iii) an amount equal to the principal amount of the Drawings then due on the date of distribution and (iv) an amount equal to the Derivatives Obligations (including any Derivatives Obligations relating to or arising from the termination of any Derivatives Agreement), if any, then due and payable, shall be distributed to the relevant Secured Parties, in each case, ratably to each Secured Party in accordance with the respective amount of such Obligations owed to such Secured Party;

sixth, without duplication of amounts paid pursuant to clause fifth above, so much of such payments or amounts as shall be required to pay the remainder of the Obligations in full, including, without limitation, the aggregate unpaid principal amount of the Obligations then due shall be distributed to the Secured Parties, in each case, ratably to each Secured Party in accordance with the respective amount of Obligations owed to such Secured Party;

seventh, ratably to the Lenders,  so much of such amounts of all Aggregated Default Interest not covered by clause fifth above due and owing to each Lender, for payment of such Aggregated Default Interest;

eighth, so much of such payments or amounts shall be applied to the payment of all accrued and unpaid Servicing Fee and Servicer Administrative Fees and all other amounts (including indemnity payments and/or costs and expenses) then due and payable to the Servicers under the Servicing Agreement; and

ninth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to, or as directed by, the Borrower (including towards the payment of any Borrower Expenses in excess of the amounts payable under clause first of this Section 2.08(c)), provided that the Security Trustee shall only distribute funds pursuant to clauses second through seventh above upon receipt of a written certificate signed by the Administrative Agent setting forth the amounts payable under each clause.

SECTION 2.09.             Defaulting Lenders.  Notwithstanding any provision of this Agreement, the Note Purchase Agreement or the Credit Agreement, as applicable, to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.04(b); and

(b)           the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Borrower Group Company jointly and severally represents and warrants to the Lenders as of each Drawdown Date as follows:

SECTION 3.01.             Organization; Powers.  Each Borrower Group Company is an entity duly formed, validly existing and, in the case of those jurisdictions where such concept is known, in good standing under the laws of its jurisdiction of formation and has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.  Each Borrower Group Company is duly qualified to do business and, in the case of those jurisdictions where such concept is known, is in good standing in each jurisdiction where that qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, whether individually or in the aggregate, a Material Adverse Effect.

SECTION 3.02.             Authorization; Enforceability.  The Transactions are within each Borrower Group Company’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  Each Financing Document and each Lease has been duly executed and delivered by each Borrower Group Company party thereto and constitutes, and each of the other Basic Documents to which it is a party when executed and delivered by such Borrower Group Company will constitute, a legal, valid and binding obligation of such Borrower Group Company, enforceable against each Borrower Group Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, liquidation, examinership, receivership, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and assuming, in the case of each Lease, that such Lease constitutes a legal, valid and binding obligation of each other party thereto (other than the Borrower Group Companies).

SECTION 3.03.             Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (ii) any other consent, approval, filing or recording (other than any filing or recording in respect of the Liens created by the Security Documents) for which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or any order of any Governmental Authority except as could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under the charter, by laws or other organizational documents of any Borrower Group Company or any indenture, agreement or other instrument binding upon any Borrower Group Company or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04.             Properties.

(a)           Each Borrower Group Company has good title to, or valid leasehold interests in, all its real and personal property material to its business, and has good title to its Ownership Interests in each of its respective Subsidiaries, in each case subject only to Liens permitted by Section 6.02.

(b)           Each Borrower Group Company owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Person does not infringe upon the rights of any other Person.

SECTION 3.05.             Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the Knowledge of any Borrower Group Company threatened against or affecting the Servicers or any Borrower Group Company (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)           No Borrower Group Company (i) has (x) failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (y) become subject to any Environmental Liability or (z) received notice of any claim with respect to any Environmental Liability or (ii) knows of any basis for any Environmental Liability.

SECTION 3.06.             Compliance with Laws and Agreements.  Each Borrower Group Company is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each Borrower Group Company is in compliance in all material respects with the terms of each Lease to which it is a party.  No Event of Default has occurred and is continuing.

SECTION 3.07.             Taxes.  Each Borrower Group Company has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown therein as required to have been paid by it except any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower Group Company has set aside adequate reserves on its books in accordance with GAAP or IFRS.

SECTION 3.08.             Disclosure; Absence of Material Adverse Effect.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  The reports, financial statements, certificates or other information (in each case other than projected financial information) furnished by or on behalf of the Borrower Group Companies to the Lenders in connection with the negotiation of this Agreement and the other Financing Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  All projected financial information so provided was prepared in good faith based upon assumptions believed by the Borrower Group Companies to be reasonable at the time.

SECTION 3.09.             Use of Credit.  No Borrower Group Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Drawing hereunder will be used to buy or carry any Margin Stock.

SECTION 3.10.             Capitalization and Subsidiaries; Aircraft Assets.

(a)           Set forth in Schedule II is a complete and correct list showing each Borrower Group Company (after giving effect to the transactions contemplated or permitted to occur on or before such Drawdown Date), and identifying as to each such Person (A) the jurisdiction of organization of such Person, (B) the authorized nature of the ownership interest in such Person (including classes of ownership interest, if applicable), (C) the number of outstanding ownership interests in such Person and (D) the name of each owner of any ownership interest in such Person together with the nature and class of such ownership interest and the percentage of outstanding ownership interests such owner holds. Set forth in Schedule III is a complete and correct list of the Portfolio Aircraft.

(b)           After giving effect to the transactions contemplated to occur on or before such Drawdown Date, (A) there are no outstanding Equity Rights with respect to the Borrower or its Subsidiaries and (B) there are no outstanding obligations of any of the Borrower Group Companies or their respective Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower or any of its Subsidiaries, nor are there any outstanding obligations of the Borrower Group Companies or their respective Subsidiaries, to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

(c)           After giving effect to the transactions contemplated to occur on or before such Drawdown Date, (A) each Borrower Group Company will own on such Drawdown Date, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has (or will have on the Drawdown Date) the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule II and (B) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable.

(d)           No Borrower Group Company is (after giving effect to the transactions contemplated to occur on or before such Drawdown Date) subject to any indenture, agreement, instrument or other arrangement of the type prohibited by Section 6.07.  All of the outstanding capital stock, general or limited partnership interests, voting securities of, or other equity or ownership interests in, Borrower and each Subsidiary of Borrower is owned by the Guarantor or Borrower, as the case may be, directly or indirectly, free and clear of any Lien (other than the Lien of the Security Documents) and free of any other limitation or restriction, including any restriction on the right to vote, sell or otherwise dispose of that capital stock, partnership interests, voting securities or other equity or ownership interests.  All outstanding shares of capital stock, partnership interests, voting securities of, or other equity or ownership interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.  There are no outstanding (i) securities of the Borrower convertible into or exchangeable for shares of capital stock, partnership interests or voting securities of, or other equity or ownership interests in, any Borrower Group Company or (ii) options or other rights to acquire from the Borrower, or other obligation of the Borrower to issue, any capital stock, partnership interests, voting securities or other equity or ownership interests or securities convertible into or exchangeable for shares of capital stock, partnership interests or voting securities of, or other equity or ownership interests in, the Borrower or any of its Subsidiaries.

SECTION 3.11.             Legal Form.  Each of the Financing Documents is in proper legal form under the law of each Applicable Jurisdiction for the enforcement thereof against each Borrower Group Company under such law.  All formalities required in each Applicable Jurisdiction for the validity and enforceability of each of such Financing Documents (including any necessary registration, recording or filing with any court or other authority in each Applicable Jurisdiction) have been accomplished, except for formalities required by any Governmental Authority that are not capable of being satisfied on or prior to the relevant Drawdown Date, provided that such formalities must be accomplished as soon as possible following the applicable Drawdown Date and provided further that the failure to accomplish such formalities on or prior to the relevant Drawdown Date shall not constitute, or give rise to, a Material Adverse Effect.  No notarization is required, for the validity and enforceability thereof.  As used herein, “Applicable Jurisdiction” means, (a) with respect to this Agreement, the U.S., Bermuda and Ireland and (b) with respect to each other Financing Document, the United States and the jurisdiction of organization of each Borrower Group Company party thereto (and, if different, the country whose law is stated to govern such Financing Document).

SECTION 3.12.             Ranking and Validity of Security Interests.  This Agreement and the other Financing Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower and the other Borrower Group Companies, and rank and will at all times rank senior in right of payment and at least equal to all other Indebtedness of the Borrower and the other Borrower Group Companies, in each case whether now existing or hereafter outstanding.  The Security Documents create, or shall create upon registration or the giving of notice where registration or notice to the relevant debtor is required to secure priority, perfected, valid and continuing security interests in the Collateral in favor of the Security Trustee, on behalf of the Secured Parties (subject to certain exceptions as permitted pursuant to the Perfection Requirements), prior to all other Liens (except for Permitted Encumbrances), and each Security Document is enforceable as such against creditors of and Lenders from any Grantor.

SECTION 3.13.             Commercial Activity; Absence of Immunity.  Each Borrower Group Company is subject to civil and commercial law with respect to its obligations under each of the Financing Documents to which it is a party.  The execution, delivery and performance by each Borrower Group Company of each of the Financing Documents to which it is a party constitute private and commercial acts rather than public or governmental acts.  None of the Borrower Group Companies, nor any of their respective properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Borrower Group Company under any of the Financing Documents to which it is a party.

SECTION 3.14.             Special Purpose Status, Etc.  No Borrower Group Company has engaged in any activities since its organization (other than those related to aircraft or leasing related activities, intercompany transactions or activities incidental to its organization, the Transactions and other appropriate steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, its directors and officers, the execution of the Basic Documents to which it is a party and the activities referred to in or contemplated by such Documents; provided that any activity so engaged in shall not have resulted in any liabilities of, or claims against, such Borrower Group Company except Subordinated Indebtedness and liabilities related to the related Lease and Aircraft and the transactions contemplated by the Financing Documents), and no Borrower Group Company has declared any dividends or other distributions since its organization that remain as of the date hereof unpaid.

SECTION 3.15.             Investment Company Status.  No Borrower Group Company is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 (the “1940 Act”).  The Drawdowns, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions by the Borrower contemplated by this Agreement will not violate any provision of the 1940 Act or any rule thereunder.

SECTION 3.16.             ERISA.  No Borrower Group Company’s assets are “plan assets” subject to ERISA.

SECTION 3.17.             Solvency.  Each Borrower Group Company is, and immediately after each Drawdown and the making of the Drawings and the use of proceeds thereof will be, Solvent.

SECTION 3.18.             Employees.  Each Borrower Group Company has no employees; provided that the managers or directors, as the case may be, shall not be deemed to be employees for purposes of this Section 3.18.

SECTION 3.19.             OFAC.  No Borrower Group Company is a Sanctioned Person and, except as permitted under Sanctions Law, no Borrower Group Company (i) has any of its assets in Sanctioned Entities, or (ii) derives any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  No proceeds of any Drawing (a) will be used for the purpose of financing or making funds available directly or indirectly to any Sanctioned Person or Sanctioned Entity, to the extent such financing or provision of funds is prohibited by Sanctions Laws, (b) will be knowingly made available to any other person or entity for the purpose of financing the activities of any Sanctioned Person or Sanctioned Entity, to the extent such contribution or provision of proceeds is currently prohibited by Sanctions Laws, except as may be authorized under applicable Sanctions Laws.

ARTICLE IV

CONDITIONS

SECTION 4.01.         Conditions to Effective Date.  The obligations of the Lenders to make Drawings hereunder and under the Note Purchase Agreement or the Credit Agreement, as the case may be, shall not become effective until the date on which each of the following conditions is satisfied, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived by the Administrative Agent with the consent of the Special Majority Lenders):

(a)       Executed Counterparts of this Agreement, the Note Purchase Agreement and the Credit Agreement.  The Administrative Agent (or its counsel) shall have received executed counterparts of this Agreement, the Note Purchase Agreement and the Credit Agreement, in each case signed on behalf of each intended party thereto.

(b)       Executed Counterparts of Security Documents.  The Administrative Agent (or its counsel) shall have received from each party thereto executed counterparts of the Security Agreement and the Bermuda Share Charge, in each case signed on behalf of each party thereto

(c)       Executed Counterparts of the Guaranty.  The Administrative Agent (or its counsel) shall have received from each party thereto an executed copy of the Guaranty signed on behalf of the Guarantor.

(d)       Executed Global Notes.  Each Purchaser (or the Administrative Agent, on behalf of each such Purchaser) shall have received a signed original of a Global Note with respect to its Commitment, duly executed by the Borrower, including the CUSIP No. relating thereto.

(e)         Opinions of Counsel.  The Administrative Agent shall have received favorable written opinions addressed to the Administrative Agent, the Security Trustee and the Lenders (upon which the Secured Party Representatives and Lenders may rely, and the Borrower shall make reasonable efforts to procure opinions upon which the successors and assigns of the Secured Party Representatives and the Lenders may rely) and dated the Effective Date, of (i) Clifford Chance US LLP, New York counsel for the Borrower, as to the enforceability of this Agreement and other customary matters, (ii) Conyers, Dill and Pearman, Bermudan counsel for the Borrower and the Guarantor, as to the due execution, authorization and delivery of this Agreement and (iii) counsel to the Security Trustee, in customary form and which may contain customary qualifications and exceptions, as to the formation and existence of the Security Trustee and the due execution, authorization and delivery of the Financing Documents to which it is a party.

(f)        Corporate Documents.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, each Servicer and the Guarantor, the authorization of the Transactions and any other legal matters relating to the Borrower and Guarantor, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(g)       Officer’s Certificate.  The Administrative Agent shall have received an Officer’s Certificate, dated the Effective Date, of the Guarantor, the Borrower and each Servicer (as applicable), confirming compliance with the conditions set forth in paragraphs (e) and (f) of Section 4.02.

(h)       Payment of Fees, Etc.  The Administrative Agent shall have received all reasonable fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out‑of‑pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(i)        Process Agent Acceptance.  A letter of acceptance, duly executed and delivered by the Process Agent, in a form reasonably satisfactory to the Administrative Agent.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.         Conditions to each Drawdown Date.  The obligations of the Lenders to make Drawings hereunder and under the Note Purchase Agreement or the Credit Agreement, as the case may be, on any Drawdown Date are subject to the satisfaction of the following conditions, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived by the Administrative Agent with the consent of (x) all of the Lenders in relation to a waiver in respect of 4.02(f) relating to a Default or an Event of Default, and (y) in all other cases (including for the avoidance of doubt a waiver in respect of 4.02(f) relating to a Trigger Event) the Required Lenders); provided that, if any condition specified in clause (b) below will not be satisfied or waived as of the date of any requested Drawdown, the Borrower may request that the proceeds of such Drawdown be deposited into the Funding Account in accordance with Sections 2.04 and 2.05 of the Note Purchase Agreement or Sections 2.04 and 2.05 of the Credit Agreement, as the case may be:

(a)       Notice of Drawdown; Drawdown Package; Determination of Approval.

(i)        Notice of Drawdown.  The Administrative Agent shall have received a duly executed and completed Notice of Drawdown in accordance with Section 2.03 of the Note Purchase Agreement and Section 2.03 of the Credit Agreement.

(ii)        Drawdown Package.  At least seven Business Days prior to such Drawdown Date or such shorter period as Administrative Agent may agree (but in no event less than three Business Days), the Borrower shall have delivered to the Administrative Agent a Drawdown Package for the Aircraft to be added to the Portfolio on such Drawdown Date, provided that to the extent that any component of a Drawdown Package (other than the Request, the Appraisals, the Physical Inspection Report and jurisdiction information relating to (A) in the case of an Aircraft Owning Entity organized under the laws of jurisdiction which has not adopted the Cape Town Convention, the actions necessary to effect a perfected first priority mortgage Lien on such Aircraft in such Aircraft Owning Entity’s jurisdiction of organization, including the applicability of a Local Law Mortgage, (B) the applicability of a local filing of a Lease Assignment and (C) any local filings related to the Cape Town Convention) has not been finalized and/or executed, as applicable, at the time such Drawdown Package is delivered to the Administrative Agent, drafts of such documents may be included in such Drawdown Package; provided, further, if drafts of the foregoing are submitted, substantially final versions of such documents shall be received by the Administrative Agent at least three Business Days prior to the applicable Drawdown Date or such shorter period as the Administrative Agent may agree.

(b)       Financing of Eligible Aircraft.

(i)        Acquisition of Eligible Aircraft.  The acquisition by the applicable Aircraft Owning Entity of title to the Aircraft to which such Drawing relates, or by the Borrower of the Aircraft Owning Entity who holds title to the Aircraft to which such Drawing relates, shall have been (or shall be simultaneously) consummated in all material respects in accordance with Applicable Law and the applicable Aircraft Purchase Agreement, and the Administrative Agent shall have received true and complete copies of each of (i) a full warranty bill of sale for such Aircraft, (ii) a certificate of acceptance of such Aircraft duly executed by the applicable Aircraft Owning Entity, if applicable, (iii) if available, a copy of the certificate of acceptance of such Aircraft executed by the Lessee and (iv) the registration certificate of such Aircraft, or other evidence of registration noting, if customary, the interest of the applicable Borrower Group Company as the owner/lessor of such Aircraft, issued by the State of Registration and a copy of the certificate of airworthiness issued by the State of Registration (provided that if any of the items in this clause (iv) are not reasonably available prior to the Drawdown Date, such items may be provided to the Administrative Agent as soon as practicable following the Drawdown Date);

(ii)       Lease Documents.  The Administrative Agent shall have received (x) a duly executed Eligible Lease (including copies of any related assignment or novation agreement) for such Aircraft between the applicable Borrower Group Company and a Lessee (provided that (A) neither the Lessee or permitted sub-lessee (if any) under an Eligible Lease shall be organized under the laws of, or domiciled in, any Prohibited Country, except as permitted under Sanctions Laws and (B) neither the Lessee nor any permitted sub-lessee (if any) shall be the subject of any Bankruptcy Event or any Lessee Event of Default on the Drawdown Date) which Lease shall be in full force and effect; (y) a duly executed Deregistration Power of Attorney or IDERA (as applicable) for such Aircraft, if customary in the applicable jurisdiction and/or otherwise required under the Eligible Lease; and (z) a copy of any assignment of insurances or reinsurances in favor of the applicable Borrower Group Company that has been executed pursuant to the relevant Eligible Lease, if available;

(iii)      Insurance.  The Administrative Agent shall have received certificates of insurance, together with an industry standard letter of undertaking from the applicable Lessee’s insurance broker, evidencing the existence of all insurance required to be maintained by the Borrower and its Subsidiaries pursuant to Section 5.05 and the Security Agreement, such certificates to be in Agreed Form;

(iv)       Applicable Security Documents.  The Administrative Agent shall have received the documents and instruments reasonably required to perfect the Secured Parties’ first-priority Lien on, and security interest in, the Collateral (subject to Perfection Requirements) required to be delivered on or prior to such Drawdown Date, which shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Secured Parties, a perfected (to the extent obtainable under Applicable Law) first-priority Lien on, and security interest in, the Collateral (subject to Perfection Requirements);

(v)        Assumption Agreement.  The Administrative Agent shall have received a duly completed, executed and delivered Assumption Agreement in the form of Annex I to the Security Agreement from each relevant Borrower Group Company that is not then a Grantor, together with certified copies of the charter and by laws (or equivalent documents) of each Grantor, which as of such Drawdown Date will be a party to any Financing Documents, and of all corporate or other authority (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of the Financing Documents and each other document to be delivered by such Grantor from time to time in connection herewith and the Drawings hereunder;

(vi)       Warranty Agreements.  In the case of any newly manufactured Aircraft, the Administrative Agent shall have received applicable portions of the airframe and engine warranty assignments from the applicable airframe and engine manufacturers and evidence that such airframe and engine warranties have been assigned to the applicable Aircraft Owning Entity;

(vii)      Release of Prior Financing.  The Administrative Agent shall have received termination statements, releases and such other similar documents, including but not limited to UCC Form UCC-3 termination statements, if any, necessary to release all existing Liens (other than Permitted Encumbrances) and other rights of any Person (other than the Security Trustee) in such Eligible Aircraft and all related Collateral;

(viii)     Opinions.  The Administrative Agent shall have received favorable written opinions addressed to the Administrative Agent, the Security Trustee and the Lenders (upon which the Secured Party Representatives and Lenders may rely, and the Borrower shall make reasonable efforts to procure opinions upon which the successors and assigns of the Secured Party Representatives and Lenders may rely) and dated such Drawdown Date, of (i) Clifford Chance US LLP, New York counsel for the Grantors, as to the enforceability of each of Financing Documents required to be delivered on such Drawdown Date and stated to be governed by New York law and the validity and perfection (to the extent obtainable under relevant law) of the Liens created on the Collateral delivered on such Drawdown Date, (ii) counsel for each Grantor organized under the law of a non U.S. jurisdiction (which may be Clifford Chance LLP or other counsel reasonably acceptable to the Administrative Agent), as to the enforceability in each relevant non U.S. jurisdiction of the Financing Documents required to be delivered on such Drawdown Date, the validity and perfection in each relevant jurisdiction (to the extent obtainable under relevant law) of the Liens created thereby and the non-violation of such law as a result of the consummation of the transactions contemplated hereby and thereby, (iii) counsel in each Lessee jurisdiction as to the validity and perfection (to the extent obtainable under relevant law) of the Liens created by the Security Agreement and, if applicable, any Lease Assignment required to be delivered on such Drawdown Date, the non-violation of such law as a result of the consummation of the transactions contemplated hereby and covering such additional matters with respect to registration of the Aircraft and Lease and other Applicable Aviation Authority matters as may be reasonably requested by the Administrative Agent (provided, that with respect to registration and other Aviation Authority matters, the Borrower may provide the Administrative Agent a copy of any applicable Lessee opinion rendered at commencement of such Lease), (iv) counsel for each Grantor (which may be Clifford Chance LLP or other counsel, including in-house counsel, reasonably acceptable to the Administrative Agent), as to the formation and existence of such Grantor, the due execution, authorization and delivery of the Financing Documents required to be delivered on such Drawdown Date and, if applicable, the Servicing Agreement, to which such Grantor is party, (v) if an International Interest or Contract of Sale with respect to any Aircraft to be acquired with proceeds of such Drawing or the related Lease is a Cape Town Lease, a legal opinion addressing the matters relating to the Cape Town Convention, and (vi) if the related Aircraft is registered in the United States, a legal opinion of Daugherty, Fowler & Peregrin, special FAA counsel to the Borrower Group Companies, or other nationally recognized FAA counsel;

(ix)      Compliance with Concentration Limits.  After giving effect to the acquisition of such Aircraft and the making of such Drawings, the Borrower Group Companies shall be in compliance with the Concentration Limits; and

(x)       Weighted Average Portfolio Age Limit.  At the Drawdown Date for such Aircraft, the acquisition of such Aircraft would not result in the Weighted Average Portfolio Age, calculated as of such Drawdown Date, exceeding five years (such Weighted Average Portfolio Age to be calculated based on the Portfolio Aircraft (including such Aircraft) as of such Drawdown Date and the then most recent Appraisals delivered pursuant to Section 5.12).

(xi)      Weighted Average Lease Term.  At the Drawdown Date for such Aircraft, the acquisition of such Aircraft would not result in the Weighted Average Lease Term, calculated as of such Drawdown Date, being less than 36 months (such Weighted Average Lease Term to be calculated based on the Portfolio Aircraft (including such Aircraft) as of such Drawdown Date).

(xii)     Eligible Aircraft.  Such Aircraft shall be an Eligible Aircraft.

(xiii)    Lessee Notice and Acknowledgment.  The Administrative Agent shall have received (A) a copy of the Lessee Notice for such Aircraft and (B) if the form of the applicable Lease does not permit the collateral assignment thereof in the manner contemplated by the Security Agreement, a copy of the Lessee Acknowledgment duly executed by the Lessee.

(xiv)    Promissory Notes.  Each Bank who requests a Promissory Note (or the Administrative Agent, on behalf of such Bank) pursuant to the Credit Agreement shall have received a signed original of a Promissory Note with respect to its Loan, duly executed by the Borrower.

(xv)     Minimum Rent Requirements.  The Administrative Agent shall be satisfied that, as of the applicable Drawdown Date, the regularly scheduled Basic Rent payments to be paid by the applicable Lessee under the applicable Lease are at least equal to the scheduled principal and interest on such Drawings (after giving effect to the Derivatives Agreements required by Section 5.21 hereof).

(c)        Borrowing Base.  After giving effect to the acquisition of such Aircraft and the making of such Drawings, the aggregate outstanding principal amount of the Drawings as of such date shall not exceed the Borrowing Base of the Portfolio on a pro forma basis.

(d)       Equity Proceeds.  The Borrower shall have received an amount in cash from the Guarantor (whether through Subordinated Indebtedness or otherwise) sufficient, when taken together with the proceeds of the requested Drawdown, to pay the purchase price of each Eligible Aircraft being acquired with the proceeds of such Drawdown and to pay any other fees and expenses payable by the Borrower on such Drawdown Date.

(e)        Accuracy of Representations and Warranties.  The representations and warranties of each Grantor set forth in this Agreement and the other Financing Documents to which it is a party, shall be true and correct on and as of the date of such Drawing, and the Administrative Agent shall have received an Officer’s Certificate, dated such Drawdown Date, of each Grantor, with respect thereto; provided, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date.  The representations and warranties of each Servicer, the Guarantor and the Borrower set forth in each Basic Document to which it is a party, shall be true and correct on and as of the date of such Drawing, and the Administrative Agent shall have received Officers’ Certificates, dated such Drawdown Date, of each Servicer, the Guarantor and the Borrower, with respect thereto; provided, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date.

(f)        No Default; Trigger Event.  At the time of and immediately after giving effect to such Drawdown no Default or Trigger Event shall have occurred and be continuing, and the Administrative Agent shall have received Officers Certificates, dated such Drawdown Date, of the Borrower, the Guarantor and the Servicers with respect thereto.

(g)       Additional Condition in Connection with Initial Drawings.  In connection with the initial Drawings made hereunder:

(i)        Establishment of Accounts.  The Accounts shall have been established in accordance with the Security Agreement.

(ii)        Servicing Agreement.  The Administrative Agent shall have received a copy of the Servicing Agreement.  The Servicing Agreement shall have been duly executed and delivered by each of the parties thereto and shall be in full force and effect.

(iii)       Corporate Documents.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Guarantor and the Servicers, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantor and the Servicers, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

The obligation of each Lender to make its Loans hereunder is additionally subject to the payment by the Borrower of such fees that are due and payable as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Vedder Price P.C., special New York counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Financing Documents and the Drawings hereunder and under the Note Purchase Agreement or the Credit Agreement, as the case may be (to the extent that statements for such fees and expenses have been delivered to the Borrower no later than five Business Days prior to such Drawdown Date).

ARTICLE V

AFFIRMATIVE COVENANTS

From the date hereof until the Commitments have expired or been terminated and the principal of and interest on each Drawing and all fees payable hereunder shall have been paid in full, the Borrower Group Companies covenant and agree with the Lenders that:

SECTION 5.01.         Certain Information.  The Borrower Group Companies will furnish to the Administrative Agent and each Lender, promptly following any request therefor, such information regarding the operations, business affairs and financial condition of any Borrower Group Company, or compliance with the terms of this Agreement and the other Financing Documents, as the Administrative Agent may reasonably request.

SECTION 5.02.         Notices of Material Events.  The Borrower Group Companies will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)       the occurrence of any Event of Default, and the occurrence of any Default of which any Borrower Group Company has Knowledge; and

(b)       the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower Group Company that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.

SECTION 5.03.         Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, observe all organizational procedures required by its certificate of formation and other constituent documents and the laws of its jurisdiction of formation.  Without limiting the foregoing, the Borrower and each Subsidiary will limit the scope of its business to the activities permitted by Section 6.11.

SECTION 5.04.         Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or IFRS (as appropriate) and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.         Maintenance of Properties; Insurance.  (a) The Borrower shall, and shall cause its Subsidiaries to (i) with respect to each Aircraft that is subject to a Lease, cause, directly or indirectly, through any Subsidiary or the applicable Lessee, such Aircraft to be maintained in a state of repair and condition consistent with the Standard and taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each such Aircraft that is not subject to a Lease, maintain, and cause each such Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with the Standard with respect to aircraft not under lease.  Notwithstanding the foregoing, no breach of this Section 5.05(a) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person (other than a Borrower Group Company) which has possession of the Aircraft for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by a Borrower Group Company of this Section 5.05) (each, a “Third-Party-Event”); provided that (i) no Borrower Group Company consents or has consented to such Third-Party-Event; and (ii) the Borrower Group Company which is the lessor or owner of such Aircraft takes action with respect to such Third-Party-Event in accordance with the Standard.

(b)       The Borrower shall maintain or cause, directly or indirectly through the Aircraft Owning Entities or Lessees or other Persons party to a Lease (as applicable), to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance (including “spares” and “war and allied risks” in accordance with the Standard) for each Aircraft in an amount at least equal to the greater of its Appraised Value and its Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than Dollars), and (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to, in the case of any Widebody Aircraft, $750,000,000, and in the case of any other Aircraft, $500,000,000; provided that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, or other relevant Person, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be consistent with the Standard.  Notwithstanding the foregoing, no breach of this Section 5.05(b) shall be deemed to have occurred by virtue of any Third-Party-Event; provided that (i) no Borrower Group Company consents or has consented to such Third-Party-Event, (ii) the Borrower Group Company which is the lessor or owner of the Aircraft takes action with respect to such Third-Party-Event in accordance with the Standard, and (iii) to the extent such Aircraft is uninsured as a result of such Third-Party-Event, such Aircraft is insured under a contingent insurance policy maintained by a Borrower Group Company.  All insurances required to be maintained hereunder shall (i) include an industry standard letter of undertaking from the applicable Lessee’s insurance broker, (ii) contain provisions contained in AVN67B clause (or any successor or equivalent form of endorsement from time to time) offered by London underwriters as of the date hereof, (iii) shall provide for worldwide coverage, subject only to usual aviation insurance market exceptions, (iv) shall include an industry standard market adjustment clause (as determined by the Servicer) and (v) name the Security Trustee as the sole loss payee (or a contract party with respect to policies containing endorsement AVN67B) with respect to the hull insurance and name each of the Security Trustee and the Administrative Agent as an additional insured under the liability insurance policies.

In determining the amount of insurance required to be maintained by this Section 5.05(b), the Borrower may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency, the sovereign foreign currency debt of which is rated at least AA, or the equivalent, by at least one of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Borrower (or which the Borrower or any of its Subsidiaries has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.05(b) (taking into account self-insurance permitted by this Section 5.05(b)).  Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.05(b).  The Borrower shall not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

SECTION 5.06.         Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent and the Lenders (as a single group), upon reasonable prior notice, to visit and inspect its properties upon reasonable request, to examine and make extracts from its books and records upon reasonable request, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (but no more than once in any 12 month period so long as no Event of Default has occurred and is continuing) and in each case (to the extent so requested by the Administrative Agent) in the presence of an officer of Borrower (or Servicer) (such presence not to be unreasonably withheld).

SECTION 5.07.         Compliance with Laws; Maintenance of Permits.  The Borrower will, and will cause each of its Subsidiaries to, (a) comply, in all material respects with all Applicable Laws, including all applicable Environmental Laws, (b) obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft, including, without limitation, a current certificate of airworthiness for each Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft), except that (i) no certificate of airworthiness shall be required for any Aircraft (A) during any period when such Aircraft is undergoing maintenance, modification or repair or (B) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Borrower will, and will cause each of its Subsidiaries to, comply with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (ii) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (iii) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws, (c) not cause or knowingly permit, directly or indirectly, through any of its Subsidiaries, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (d) not knowingly permit, directly or indirectly, through any of its Subsidiaries, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (b)(i) and (b)(ii) above.

Notwithstanding the foregoing, no breach of this Section 5.07 shall be deemed to have occurred by virtue of any Third-Party-Event; provided that (i) no Borrower Group Company consents or has consented to such Third-Party-Event; and (ii) the Borrower Group Company acts in accordance with the Standard with respect to such Third-Party-Event.

SECTION 5.08.         Use of Proceeds.  The proceeds of the Drawings shall be used solely to finance or refinance the purchase price of Eligible Aircraft for inclusion in the Portfolio.  No part of the proceeds of Drawing will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 5.09.         Monthly Report.  The Borrower shall provide (or cause the Servicers to provide) to the Administrative Agent and each Lender a Monthly Report by electronic mail (and in hard copy if requested by any such party) in substantially the form of Exhibit E attached hereto or such format as may be agreed from time to time not later than two Business Days prior to each Payment Date setting forth certain information as contained therein for the Calculation Period ending on the Calculation Date immediately prior to such date, which Monthly Report shall include information then known to the Borrower (or any Servicer, as applicable) regarding (i) incidences of damage to any Portfolio Aircraft in an amount equal to the greater of (A) $500,000 or (B) the Damage Notification Threshold (as defined in the relevant Lease) or similar term in a Lease for such Aircraft during such period, (ii) any Lessee failures to maintain required insurances during such period (which have not been cured as of the date of such incidence report) and (iii) notice of any early termination of any Lease during such period due to the occurrence of an event of default or similar event thereunder (which has not been retracted or withdrawn as of the date of such incidence report).

SECTION 5.10.         Further Assurances; Certain Obligations Respecting Subsidiaries; Drawdown of Subordinated Indebtedness.

(a)       Further Assurances  The Borrower will, and will cause its Subsidiaries to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Financing Documents, or for more fully perfecting or renewing the rights of the Administrative Agent, the Security Trustee and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Grantor which may be deemed to be part of the Collateral) pursuant hereto or thereto.  Upon the exercise by the Administrative Agent, the Security Trustee or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Financing Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower Group Companies will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Security Trustee or such Lender may be required to obtain from the Borrower Group Companies or any of their respective Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

(b)       Subsidiary Guarantors.  In the event that the Borrower shall form or acquire any Subsidiary after the Effective Date, including each Aircraft Owning Entity and Intermediate Lessee, the Borrower will cause such Subsidiary to:

(i)        become a “Subsidiary Guarantor” by executing and delivering an Assumption Agreement in the form of Annex I to the Security Agreement;

(ii)       cause such Subsidiary to take such action (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements or the equivalent thereof in any other applicable jurisdiction) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject to Permitted Encumbrances) on the property of such Subsidiary (as reasonably requested by the Administrative Agent, with the proportion and types of such Subsidiary’s property to be so secured to be substantially consistent with the proportion and types of property of the Borrower and its Subsidiaries secured on the Effective Date under the Security Documents) as collateral security for the obligations of such new Subsidiary hereunder; and

(iii)      deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Borrower Group Company on the date of execution hereof or pursuant to Article IV or as the Administrative Agent shall have reasonably requested.

(c)       Subordinated Indebtedness.  Prior to the issuance of any Subordinated Indebtedness to any of its Affiliates (other than the Guarantor), Borrower shall cause the holder thereof to execute and deliver a subordination and security agreement in form of Exhibit G-2 hereto to the Security Trustee.

SECTION 5.11.         Governmental Approvals.  Each Borrower Group Company agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for such Borrower Group Company to (a) comply with its obligations, and preserve its rights under, each of the Financing Documents except (other than in relation to the Borrower) as would not reasonably be expected to result in a Material Adverse Effect, and (b) maintain the existence, priority and perfection of the Liens purported to be created under the Security Documents (except to the extent otherwise permitted hereunder).

SECTION 5.12.         Appraisal Updates.  The Borrower shall provide the Administrative Agent within the period of 60 days preceding each Appraisal Update Date (but, in no event later than two Business Days preceding each Appraisal Update Date), with three CMV Appraisals and three BV Appraisals of each Portfolio Aircraft.

SECTION 5.13.         Payment of Collections Into Collections Account.  The Borrower will, and will cause its Subsidiaries to, pay all Collections received by such Person into the Collections Account (other than any amounts received in the Borrower Rental Accounts).  All amounts required to be deposited in the Collections Account pursuant to the foregoing shall be accompanied by written instructions from the Borrower (or applicable Subsidiary) to the Security Trustee identifying such amounts and instructing the Security Trustee to deposit such amounts into the Collections Account pursuant to this Section 5.13.  The balance from time to time in the Collections Account shall be subject to withdrawal only as provided in the Security Agreement.

SECTION 5.14.         Security Reserve Account.  Immediately upon the occurrence of a Trigger Event, and for so long as the same is continuing, the Borrower shall, and shall cause its Subsidiaries to, deposit into the Security Reserve Account an amount equal to all cash Security Deposits received or deemed received pursuant to any Lease or the related Aircraft Purchase Agreement (and not previously utilized in accordance with the relevant Lease or Aircraft Purchase Agreement, as the case may be), and at all times will, and will cause its Subsidiaries to, pay all other Security Deposits received by such Person into the Security Reserve Account.  The balance from time to time in the Security Reserve Account shall be subject to withdrawal only as provided herein and in the Security Agreement. To the extent a Lessee provides a letter of credit under the applicable Lease in substitution for any Security Deposit required to be paid thereunder, then if a Trigger Event shall have occurred and be continuing, the Borrower shall within a commercially reasonable period of time since such Trigger Event, but in any event no longer than 10 Business Days after such Trigger Event, deliver (or cause its designee to deliver) the original letter of credit to the Security Trustee and shall deliver to the Security Trustee original transfer documentation for such letter of credit to be transferred to the Security Trustee.  To the extent the Trigger Event has been cured, the Security Trustee shall return any such letter of credit to the Borrower.

SECTION 5.15.         Maintenance Reserve Account.  Immediately upon the occurrence of a Trigger Event, and for so long as the same is continuing, the Borrower shall, and shall cause its Subsidiaries to, (i) pay all Maintenance Rent received by such Person after the occurrence of the Trigger Event into the Maintenance Reserve Account and (ii) cause to be credited to the Maintenance Reserve Account an amount equal to all Maintenance Rent received or deemed to have been received in connection with each Portfolio Aircraft (and not previously utilized in accordance with the relevant Lease) prior to the occurrence of the Trigger Event. The balance from time to time in the Maintenance Reserve Account shall be subject to withdrawal only as provided herein and in the Security Agreement. To the extent a Lessee provides a letter of credit under the applicable Lease in substitution for any Maintenance Rent required to be paid thereunder, then if a Trigger Event shall have occurred and be continuing, the Borrower shall within a commercially reasonable period of time since such Trigger Event, but in any event no longer than 10 Business Days after such Trigger Event, deliver (or cause its designee to deliver) the original letter of credit to the Security Trustee and shall deliver to the Security Trustee original transfer documentation for such letter of credit to be transferred to the Security Trustee.  To the extent the Trigger Event has been cured, the Security Trustee shall return any such letter of credit to the Borrower.

SECTION 5.16.         Leases.  Each Lease entered into between any Borrower Group Company and a Lessee shall, except as otherwise agreed by the Administrative Agent, be an Eligible Lease.

SECTION 5.17.         Opinions.  The Borrower shall not, and shall not permit any of its respective Subsidiaries to, enter into, any Lease with any Person (other than another Borrower Group Company) or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Lease or changing the jurisdiction or registration of such Aircraft (or within a commercially reasonable period thereafter), the Borrower obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the Standard.  Upon receipt of any such opinion, the Borrower Group Companies shall deliver a copy thereof to the Administrative Agent.

SECTION 5.18.         Registration of Aircraft.  In connection with any registration or re-registration of any Aircraft in any country:

(a)       the obligations of the Borrower under this Agreement, and of each Borrower Group Company under the Financing Documents to which it is a party, shall remain or be, as the case may be, valid, binding and enforceable (in each case subject to customary exceptions) in such country (which may be established by confirming that, subject to customary exceptions, the courts of such country will recognize and give effect to the choice of law provisions thereof) or in the jurisdiction to which the laws of such country would refer as the applicable governing jurisdiction (or, to the extent that any provision of this Agreement or any Security Document is not valid, binding and enforceable, the Borrower shall have furnished other collateral therefor reasonably satisfactory to the Required Lenders);

(b)       any import permits necessary to take such Aircraft into such country shall be in full force and effect (or arrangements shall have been made for such permits to be timely in effect);

(c)       any value-added tax, customs duty, tariff or other government charge or Tax relating to the change in jurisdiction or registration of such Aircraft shall have been paid in full (or arrangements shall have been made for such amounts to be timely paid which may include the concerned Lessee having covenanted to pay the same); and

(d)       it shall not be necessary for the Lenders or Security Trustee to register or qualify to do business in such country but for the letting of such Aircraft in such country, or if registration or qualification is necessary, the Borrower shall have agreed to indemnify the Lenders, the Administrative Agent or Security Trustee (as appropriate) thereof on terms reasonably acceptable to the Lenders, the Administrative Agent or Security Trustee (as appropriate).

SECTION 5.19.         Sanctions.  (a) The Borrower will not, and will not permit its Subsidiaries to, Lease or re-lease any Aircraft to any Lessee located in, or as a result of which such Aircraft would be, or would be permitted to be operated, in any Sanctioned Country, in each case, except as may be permitted by Sanctions Law.

(b)       In the event that a Lessee operates (or permits a sublessee to operate) the Aircraft to, from or in any country that is a Prohibited Country, the related Borrower Group Company that is the relevant Lessor shall terminate such Lease, if such termination is consistent with the Standard and in accordance with Applicable Law.

SECTION 5.20.         Special Purpose Entity Requirements.  The Borrower will, and will cause each of its Subsidiaries to, at all times:  (i) maintain its own separate books and bank accounts; (ii) hold itself out to the public and all other Persons as a legal entity separate from the Servicer, the Guarantor and any other Person; (iii) file its own tax returns, if any, as may be required under Applicable Law, only to the extent it is not part of a consolidated group filing a consolidated return or returns, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (iv) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (v) not hold out its credit or assets as being available to satisfy the obligations of others; (vi) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (vii) correct any known misunderstanding regarding its separate identity; (viii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and (ix) not acquire the obligations or any securities of the Servicer, the Guarantor or its Affiliates (except that the Borrower may hold the Shares of its Subsidiaries).  For the avoidance of doubt, any payment or performance by the Guarantor of its obligations under the Guaranty shall not result in a breach of this Section 5.20.

SECTION 5.21.         Hedging Requirements.  The Borrower shall:

(a)       enter into and at all times maintain Derivatives Agreements with Derivatives Creditors, by way of interest rate swap transactions, for the purposes of limiting the Borrower’s exposure to adverse movements in interest rates in relation to the Drawings, to ensure that at all times, interest in respect of the debt service on Drawings made with respect to Aircraft with fixed rate Leases is hedged at fixed rates on not less than 70%, and not more than 110%, of the aggregate Fixed Amount; for the purposes of this Section 5.21, “Fixed Amount” means the product of (x) the sum of the Allocable Percentages of each Portfolio Aircraft in respect of which the Basic Rent under the relevant Lease does not change based on movements in interest rates, and (y) the aggregate outstanding principal amount of the Drawings at such time; provided that compliance by the Borrower of this covenant may be satisfied if the Borrower enters into such required Derivatives Agreements within 90 days of the applicable Drawdown Date; provided further that the Borrower shall provide the Lenders with the opportunity to enter into Derivatives Agreements satisfying this Section 5.21(a) prior to approaching other Derivatives Creditors;

(b)       The economic terms of any Derivatives Agreement effected pursuant to this Section 5.21 shall be on an arm’s-length, market and competitive basis and each such Derivatives Agreement shall (i) allow the collateral assignment thereof to the Security Trustee, (ii) provide that all payments to be made by the Derivatives Creditor are to be made into the Collections Account and (iii) be documented using standard ISDA documentation;

(c)       ensure that no Derivatives Agreement entered into pursuant to this Section 5.21 shall have a termination or expiry date which extends beyond the scheduled termination or expiry date of the relevant Lease; and

(d)       Within 90 days of a prepayment pursuant to Section 2.03(a) or Section 2.03(b)(i) that is related to a Disposition, the Borrower shall be permitted to terminate any Derivatives Agreements related to the Aircraft subject to such Disposition.

ARTICLE VI

NEGATIVE COVENANTS

From the date hereof until the Commitments have expired or terminated and the principal and interest on each Drawing and all fees payable hereunder have been paid in full, each of the Borrower Group Companies covenants and agrees with the Lenders that:

SECTION 6.01.         Indebtedness.  The Borrower will not, and will not permit its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)       Indebtedness created under this Agreement, the Note Purchase Agreement, the Credit Agreement or any other Financing Documents;

(b)       Indebtedness of the Borrower to any Subsidiary Guarantor and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

(c)       Indebtedness constituting End-of-Lease Payments;

(d)       Indebtedness with respect to Lessor Payments;

(e)       Subordinated Indebtedness;

(f)        any reimbursement, Guarantee, counter-indemnity or similar obligation, of any Aircraft Owning Entity to the Servicers incurred in the ordinary course of the performance of its duties under the Servicing Agreement or any sub-servicing agreement (provided that payment of such obligations is subject to the priority of payments set forth in Section 2.08); and

(g)       any reimbursement, Guarantee, counter-indemnity or similar obligation, of the Borrower or any of its Subsidiaries (provided that any Aircraft Owning Entity shall only enter into such obligation in respect of its own property) that guarantees or in effect guarantees, or which is given to induce, or as a condition to or requirement of, the issue by another Person (including any bank) of any guarantee, letter of credit, bond or other assurance in favor of any Governmental Authority, airport authority, or third party maintenance or repair performer, to secure return of any Aircraft or other property.

SECTION 6.02.         Liens.  The Borrower will not, and will not permit its Subsidiaries to, create, incur, assume or permit to exist any lien (other than the segregation of End-of-Lease Payments not permitted to be commingled), on any property or asset now owned or hereafter acquired by it (including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests (“Ownership Interests”) and any Indebtedness of any Subsidiary of the Borrower held by the Borrower or of any Subsidiary), or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)        liens created pursuant to the Financing Documents; and

(b)       Permitted Encumbrances.

SECTION 6.03.         Fundamental Changes.  The Borrower will not, and will not permit its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).  The Borrower will not, and will not permit its Subsidiaries to, (i) acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of property to be sold or used in the ordinary course of business or (ii) issue or transfer any Capital Stock to the Guarantor; provided the Borrower may issue Capital Stock to the Guarantor and provided further that any Capital Stock other than common equity shall have terms and conditions acceptable to the Administrative Agent.  The Borrower will not, and will not permit its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests).

Notwithstanding the foregoing provisions of this Section:

(a)       any Subsidiary of the Borrower may be merged or consolidated with or into, or the ownership interest in the same transferred to, any Subsidiary Guarantor;

(b)       any Dormant Subsidiary may be dissolved;

(c)       any Aircraft Owning Entity may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any other Aircraft Owning Entity that is a Subsidiary Guarantor; and

(d)       the Borrower Group Companies may sell Aircraft, Aircraft Interests or related Ownership Interests or assets to the extent not prohibited by Section 6.09 below.

SECTION 6.04.         Investments.  The Borrower will not, and will not permit its Subsidiaries to, make or permit to remain outstanding any Investments, except:

(a)      Investments required in connection with the purchase of any Aircraft under the applicable Aircraft Purchase Agreement;

(b)       Permitted Investments held in the Accounts which are subject to the Lien of the Security Documents;

(c)       Investments by the Borrower in its Subsidiaries;

(d)       Derivatives Agreements entered into in the ordinary course of the Borrower’s financial planning and not for speculative purposes;

(e)        (i) accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) negotiable instruments held and endorsed for collection in the ordinary course of business, (iii) lease, utility and other similar deposits in the ordinary course of business (iv) prepayments and deposits to suppliers in the ordinary course of business or (v) Investments in securities and instruments of trade creditors or customers in the ordinary course of business and consistent with the past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and

(f)        Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section.

SECTION 6.05.         Restricted Payments.  The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except to the extent such amounts would be permitted to be distributed to or as directed by the Borrower pursuant to Section 2.08, and except that the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of such common stock.  Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or contributions by the Guarantor to the Borrower or any Subsidiary of the Borrower.

SECTION 6.06.         Restrictive Agreements.  The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower Group Company to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any of its Subsidiaries or to Guarantee Indebtedness of the Borrower or any of its Subsidiaries; provided that:

(i)        the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement or related documentation and (y) customary restrictions and conditions contained in agreements relating to the sale of any property pending such sale, provided that such restrictions and conditions apply only to the property that is to be sold and such sale is permitted under this Agreement; and

(ii)       clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof or the property subject thereto.

SECTION 6.07.         Operating Covenants.

(a)        The Borrower will not, and will not permit its Subsidiaries to, (a) lease or re-lease, any Aircraft, if after effecting such lease or re-lease (and for these purposes, any lease or re-lease shall be considered to be effected on the date on which the subject leasing or re-leasing commences), the Borrower would be in violation of any of the concentration limits set forth in Exhibit F (the “Concentration Limits”) or (b) lease or re-lease any Aircraft to any lessee located in, or as a result of which such Aircraft would be, or would be permitted to be, operated in, a Prohibited Country, except as permitted under Sanctions Laws, other than, in any such case, any such circumstances that arise solely as a result of any Total Loss of such Aircraft or an act or omission by a Lessee in contravention of the relevant Lease.  In addition, in the event that a Total Loss of an Aircraft occurs after the date on which the Borrower or any of its Subsidiaries, enters into an agreement to lease or re-lease of any Aircraft and prior to the date on which the subject lease or re-lease, as the case may be, is effected as aforesaid, in determining whether such disposition would be in violation of the Concentration Limits, such Total Loss shall be deemed not to have occurred.

(b)       The Borrower will not, and will not permit any Subsidiary to, enter into any arrangements to convert any Eligible Aircraft from a passenger to freighter configuration.

SECTION 6.08.         Sales of Aircraft.  Without the prior written consent of the Administrative Agent, the Borrower will not, and will not permit its Subsidiaries to, dispose of any Aircraft (i) following the occurrence of a Trigger Event which is continuing or (ii) to any non-Borrower Group Company (including pursuant to a Purchase Option) if the Net Available Proceeds thereof (in cash) shall be less than 100% of the product of (x) the Allocable Percentage applicable to such Aircraft and (y) the aggregate outstanding principal amount of the Drawings immediately prior to such Disposition.

SECTION 6.09.         Modifications of Certain Documents.  The Borrower will not, and will not permit its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any their respective organizational or constitutive documents, the Aircraft Purchase Agreements or the Servicing Agreement, in any such case that is materially adverse to the interests of the Lenders, without the prior consent of the Administrative Agent (with the approval of the Required Lenders).  Any amendment, modification, supplement or extension of any Lease shall only be permitted if after such amendment, modification, supplement or extension, the Lease is in compliance with the Minimum Lease Provisions (unless waived by the Administrative Agent).

SECTION 6.10.         Limitation on Business Activities.

(a)       The Borrower will not, and will not permit its Subsidiaries to, engage in any business or activity other than:

(i)        activities otherwise permitted by this Agreement, the Note Purchase Agreement and the Credit Agreement;

(ii)       purchasing or otherwise acquiring, owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in this Agreement, selling or otherwise disposing of Aircraft and entering into all contracts and engaging in all related activities incidental thereto, including, from time to time, accepting, exchanging, holding or permitting any such Subsidiary to accept, exchange or hold promissory notes, contingent payment obligations or Ownership Interests, of lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such lessees or their respective Affiliates in the ordinary course of business; provided that the Borrower will not, and will not permit any Subsidiary, other than an Aircraft Owning Entity, to own an Aircraft or permit any Aircraft Owning Entity to hold legal title to (or to be a conditional buyer under a title reservation agreement (within the meaning of the Cape Town Convention)) to more than a single Portfolio Aircraft;

(iii)      in the case of any Borrower Group Company (other than any Aircraft Owning Entity or an Intermediate Lessee), entering into the Derivatives Agreement specifically required under Section 5.21; and

(iv)      taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies in the ordinary course of a Borrower Group Company’s business and not for speculative purposes which such Borrower Group Company may think fit and to pay the premiums thereon.

(b)       The Borrower will not, and will not permit its Subsidiaries to, employ or maintain any employees other than as required by any provisions of local law; provided that directors shall not be deemed to be employees for purposes of this Section.

(c)        For the avoidance of doubt, nothing in this Agreement or in the other Financing Documents shall restrict the Guarantor from making capital contributions to the Borrower and the other Borrower Group Companies at any time or from time to time.

SECTION 6.11.         Limitations on Sales and Leasebacks.  The Borrower will not, and will not permit its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by any Borrower Group Company of real or personal property which has been or is to be sold or transferred for fair value by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower or such Subsidiary.

SECTION 6.12.         Non-Petition, Material Actions.  The Borrower will not, and will not permit its Subsidiaries to, prior to the date which is one year and one day (or, if longer, the applicable preference period then in effect and one day) after the payment in full of all Obligations, institute against, or join any other Person in instituting against, the Borrower or any of its Subsidiaries, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law.

SECTION 6.13.         ERISA.  The Borrower will not, and will not permit its Subsidiaries to, have assets that are “plan assets” subject to ERISA.

ARTICLE VII

GUARANTEE

SECTION 7.01.         The Guarantee.  The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Secured Party Representatives and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Drawings made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Secured Party Representatives by the Borrower under this Agreement, the Note Purchase Agreement and Credit Agreement and by any Borrower Group Company under any of the other Financing Documents, and all obligations of the Borrower or any of its Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Derivatives Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “SG Guaranteed Obligations”).  The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the SG Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the SG Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

For purposes hereof, it is understood that any SG Guaranteed Obligations to any Person arising under an agreement entered into at a time such Person (or an affiliate thereof) is party hereto as a Lender shall continue to constitute SG Guaranteed Obligations, notwithstanding that such Person (or its affiliate) has ceased to be a Lender party hereto (by assigning all of its Commitments, Drawings, and other interests herein) at the time a claim is to be made in respect of such SG Guaranteed Obligations.

SECTION 7.02.         Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 7.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the SG Guaranteed Obligations, irrespective of any law, regulation, decree or order of any jurisdiction affecting any term of any SG Guaranteed Obligations or the Lenders’ or Secured Party Representatives’ rights with respect thereto, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor, it being the intent of this Section 7.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i)        at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the SG Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)       any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii)      the maturity of any of the SG Guaranteed Obligations shall be accelerated, or any of the SG Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the SG Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)      any lien or security interest granted to, or in favor of, the Secured Party Representatives or any Lender or Lenders as security for any of the SG Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Security Trustee or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the SG Guaranteed Obligations.

SECTION 7.03.         Reinstatement.  The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the SG Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the SG Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent, the Security Trustee and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 7.04.         Subrogation.  The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all SG Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 7.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the SG Guaranteed Obligations or any security for any of the SG Guaranteed Obligations.

SECTION 7.05.         Remedies.  The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.01.

SECTION 7.06.         Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or any Secured Party Representative, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

SECTION 7.07.         Continuing Guarantee.  The guarantee in this Article is a continuing guarantee, and shall apply to all SG Guaranteed Obligations whenever arising.

SECTION 7.08.         Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any SG Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such SG Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section, (i) “Excess Funding Guarantor” means, in respect of any SG Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such SG Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any SG Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such SG Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Financing Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

SECTION 7.09.         General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise, taking into account the provisions of Section 7.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Security Trustee, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01.         Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)       failure to make any payment or prepayment of principal or interest on the Drawings under this Agreement or any Note (if applicable) when due (other than with respect to Aggregated Default Interest) or, without duplication, payment of Collateral Deficiency when due under Section 2.03(b)(iii), and such payment is not received within five Business Days of the due date therefor;

(b)       failure to make any payment under this Agreement, the Note Purchase Agreement, the Credit Agreement, any Note (if applicable) or other Financing Document (other than payments set forth in clause (a) above and Aggregated Default Interest) when due and such payment is not received within (i) ten Business Days in the case of any such amount past due that is equal to or greater than $250,000; (ii) otherwise, 20 Business Days after written notice of such non‑payment has been given to the Borrower and the Servicers provided that failure to pay any amounts which are payable to the Servicers, the payment of which has for the time being, been waived by the applicable Servicer or Servicers or is being contested in good faith, shall not be deemed an Event of Default under this clause (b) if such amounts are not paid solely because all amounts due and owing to, or received by the Borrower or any Subsidiary therefrom from any source, and other amounts in the Borrower Rental Accounts were insufficient to pay such amounts in accordance with the priorities of Section 2.08(b), as applicable;

(c)       failure to maintain in effect at all times the insurance required by Section 5.05 and such insurance is not reinstated within five Business Days after written notice of such failure has been given to the Borrower;

(d)       (i) any Financing Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate or not be the legally valid, binding and enforceable obligation of any of the Guarantor, Borrower or any other Grantor party thereto or, other than with respect to any such Lien, not be effective; or (ii) any of the Guarantor, the Borrower, any Servicer or any Grantor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any Financing Document or any Lien granted thereunder; or (iii) except as permitted under any Financing Document, any Lien over any Collateral (A) pledged by the Guarantor or the Borrower and (B) securing any Obligation, shall, in whole or in part, cease to be a perfected Lien (subject to the Perfection Requirements) or a first priority Lien (other than with respect to Permitted Encumbrances and subject to the Perfection Requirements); or (iv) the Servicing Agreement shall terminate or not be the legally valid, binding and enforceable obligation of any of the Borrower or the Servicer and a replacement servicing agreement with terms (relating to the Services, as such term is defined in the Servicing Agreement, and for the avoidance of doubt not relating to any fees) acceptable to the Required Lenders, acting reasonably, has not been entered into with a replacement servicer acceptable to the Required Lenders, acting reasonably, within 30 days after the date of such termination, provided that where the Borrower has requested in writing (and such request may be made prior to the date of such termination) that the Required Lenders consent to such new arrangements, the replacement servicer and servicing agreement shall be deemed to be acceptable to the Lenders if the Borrower has not received a response within 30 days of such request and all references to “Servicer” and “Servicing Agreement” hereunder and under the other Financing Documents shall thereafter be to the replacement servicer and the replacement servicing agreement;

(e)       other than as set forth in clauses (a) through (d) above, failure of the Guarantor or any Grantor to perform or observe any other undertaking, obligation or covenant of the Guarantor, the Borrower or Grantor contained in this Agreement or any other Financing Document (other than a failure to make any payments excluded from the Events of Default described in clauses (a) and (b) above) and (A) in the case of any failure to deliver any Monthly Report, such failure shall continue unremedied for a period of five Business Days after written notice thereof (including by means of electronic mail) has been delivered by the Administrative Agent to the Borrower and the Servicers and (B) in the case of failure to perform any other undertaking, obligation or covenant of the Borrower or Grantor, such failure to perform shall continue unremedied for a period of 30 days after written notice thereof has been delivered by the Administrative Agent to the Borrower and the Servicers;

(f)        any material statement, declaration, representation or warranty made by (i) the Guarantor, the Borrower or any other Grantor herein or in any Note (if applicable), any Lease Assignment (if applicable), any Local Law Mortgage (if applicable), the Security Agreement or any other Financing Document to the Administrative Agent or the Lender or (ii) either Servicer in the Servicing Agreement or any certificate provided pursuant thereto or hereto, shall at any time prove to have been incorrect in any material respect at the time made, such representation or warranty shall remain incorrect at the time such incorrectness is discovered and, if capable of cure, such incorrectness shall not have been cured within 30 days after written notice thereof has been delivered by the Administrative Agent to the Borrower and the Servicers;

(g)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Guarantor or any Grantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor or any Grantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)       the Guarantor or any Grantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official the Guarantor or for any Grantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)        the Guarantor or any Grantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)        default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any Material Indebtedness of the Guarantor now existing or hereinafter created, which default shall constitute a failure to pay any amount in excess of $50,000,000 of principal of or interest on such Material Indebtedness when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount in excess of $50,000,000 of any Material Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 45 days after there has been given a written notice to the Guarantor, specifying such default with respect to the other indebtedness and requiring the Guarantor to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of an “Event of Default” thereunder; provided, however, that there shall be excluded in each case Material Indebtedness in respect of which (i) the Person to whom that Material Indebtedness is owed has agreed to limit its recourse to particular assets or (ii) the Guarantor is disputing such default in good faith, and in respect of which reasonable details of such dispute have been provided to the Administrative Agent notwithstanding the preceding language in this paragraph (j), if the Guarantor shall, after the date hereof, agree to any cross-default provision in any credit agreement, loan agreement, indenture or other instrument (or any guarantee thereof) that is with full recourse to the Guarantor, and such provision is more favorable, from a creditor perspective, than the language preceding this “notwithstanding” clause, then (i) the Guarantor shall provide a copy of such language to the Administrative Agent (which shall distribute the same to all Lenders) and (ii) such language shall be deemed to be incorporated into this paragraph (j) in lieu of the preceding language, mutatis mutandis; or

(k)       the Tangible Net Worth of the Guarantor as at the last day of any fiscal quarter of the Guarantor is less than $325,000,000;

then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower declare the Drawings then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Drawings so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower Group Companies accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower Group Company; and in case of any event described in clause (g) or (h) of this Article, the principal of the Drawings then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower Group Companies accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower Group Company.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE SECURITY TRUSTEE

SECTION 9.01.         Appointment.  Each Lender hereby irrevocably designates and appoints (i) CBA as the agent of such Lender under this Agreement, the Note Purchase Agreement, the Credit Agreement and the other Financing Documents to take the actions contemplated hereby and thereby as “Administrative Agent” and (ii) WFB as the security trustee of such Lender under this Agreement, the Note Purchase Agreement, the Credit Agreement and the other Financing Documents to take the actions contemplated hereby and thereby as “Security Trustee” and, in each case, to exercise such powers and discretion as are expressly delegated to it under this Agreement, the Note Purchase Agreement, the Credit Agreement and each other Financing Document to which it is a party, and each Lender irrevocably authorizes each Secured Party Representative, in such capacity, to take such action on its behalf and to exercise such powers and perform such duties as are expressly delegated to it under the provisions of this Agreement, the Note Purchase Agreement, the Credit Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto.  Further, the Administrative Agent shall act as the common representative of the Secured Parties, with the power to determine and agree to any terms and conditions of the Security Documents, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created thereunder in the name and on behalf of the Secured Parties.

Each Secured Party Representative and its affiliates may purchase notes from, make advances and loans to, accept deposits from and generally engage in any kind of business with any Borrower Group Company as though such Secured Party Representative were not a Secured Party Representative.  With respect to its Drawings made or renewed by it, each Secured Party Representative shall have the same rights and powers under this Agreement, the Note Purchase Agreement, the Credit Agreement and the other Financing Documents as any Lender and may exercise the same as though it were not a Secured Party Representative, and the terms “Lender” and “Lenders” shall include each Secured Party Representative in its individual capacity.

SECTION 9.02.         Exculpatory Provisions.  No Secured Party Representative shall have any duties or obligations except those expressly set forth herein, in the Note Purchase Agreement, in the Credit Agreement and in the other Financing Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Secured Party Representative shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby, by the Note Purchase Agreement, by the Credit Agreement or by the other Financing Documents that such Secured Party Representative is required to exercise as directed in writing by the Required Lenders, (c) except as expressly set forth herein, in the Note Purchase Agreement, in the Credit Agreement and in the other Financing Documents, no Secured Party Representative shall have any duty to take any discretionary action or exercise any discretionary powers or have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower Group Company that is communicated to or obtained by the such Secured Party Representative or any of its Affiliates in any capacity and (d) except as expressly set forth herein, in the Note Purchase Agreement, in the Credit Agreement and in the other Financing Documents, the Administrative Agent shall, in exercising any discretionary powers or granting any consents, act in accordance with the instructions of the Required Lenders, and absent any such instructions shall not be obliged to exercise any such discretions or powers.  No Secured Party Representative shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.  In no event shall a Secured Party Representative be obligated to act in any manner that is contrary to Applicable Law.  No Secured Party Representative shall be deemed to have knowledge of any Default unless and until written notice thereof is received by a Responsible Officer of such Secured Party Representative from a Borrower Group Company, and neither Secured Party Representative shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, the Note Purchase Agreement, the Credit Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including recalculating or re-verifying any calculation or information set forth therein), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the Note Purchase Agreement, the Credit Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Secured Party Representative.

SECTION 9.03.         Reliance.  Each Secured Party Representative shall be entitled to request and to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, without further inquiry into such Person’s or Persons’ authority, and upon advice and statements of legal counsel (including, without limitation, counsel to the Secured Party Representative and counsel to the Borrower Group Companies), independent accountants and other experts selected by such Secured Party Representative.  The Secured Party Representatives may deem and treat the payee of any Note as the Holder thereof for all purposes unless such Note shall have been transferred in accordance with Section 5.02 of the Note Purchase Agreement or Section 3.02 of the Credit Agreement, as the case may be, and all actions required by such Section in connection with such transfer shall have been taken.  Each Secured Party Representative shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document unless it shall first receive such advice or concurrence of or direction from the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking, continuing to take, or refraining from taking any such action.  Each Secured Party Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Financing Documents in accordance with a request of or direction from the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future Holders of the Global Notes.

SECTION 9.04.         Delegation.  Each Secured Party Representative may execute any of its duties under this Agreement and the other Financing Documents by or through agents, any applicable co-trustees or separate trustees as consented to by the Required Lenders, or attorneys‑in‑fact and shall be entitled to advice of counsel of its own choosing concerning all matters pertaining to such duties and shall not incur any liability in acting in good faith in accordance with any advice from such counsel.  No Secured Party Representative shall be responsible for the negligence or misconduct of any agents, any such co-trustees or separate trustees, or attorneys-in‑fact selected by it with reasonable care.

SECTION 9.05.         Withholding Tax.  To the extent required by any Applicable Law, the Security Trustee may withhold from any payment to any Lender the amount of any U.S. federal withholding Taxes required to be withheld under Applicable Law.  Each Lender agrees to provide to the Security Trustee, the Withholding Tax Forms required by Section 2.05(f)(iii) of this Agreement and, upon written request, such other forms and other information as may be necessary for the Security Trustee to determine whether any U.S. withholding tax obligations apply to any payments to a Lender hereunder, including appropriate W-9 or W-8 forms.  Without limiting or expanding the provisions of Section 2.05, each Lender shall, on an after Tax basis, indemnify and hold harmless the Security Trustee against, and shall make payable in respect thereof within ten days after written demand therefor, any and all U.S. federal withholding taxes and any and all related losses, claims, liabilities and expenses (including, without limitation, fees, charges and disbursements of any counsel for the Security Trustee) incurred by or asserted against the Security Trustee by the U.S. Internal Revenue Service as a result of the failure of the Security Trustee to properly withhold any amounts from payments to or for the account of such Lender by reason of such Lender’s failure to comply with its obligations under this Section 9.05 (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Security Trustee of a change in circumstance that rendered the exemption from, or reduction of such required withholding ineffective) unless such failure is a result of the Security Trustee’s gross negligence or willful misconduct.  A certificate as to the amount of such payment or liability delivered to any Lender by the Security Trustee shall be conclusive absent manifest error.  Each Lender hereby authorizes the Security Trustee to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other instrument or document furnished pursuant hereto against any amount due from it to the Security Trustee under this Section 9.05.

Notwithstanding anything that may be to the contrary in this Section 9.05, Section 2.05 or elsewhere in any Financing Document, the Borrower Group Companies shall be required to promptly notify the Security Trustee in writing in the event any payments made by any of the Borrower Group Companies are considered to be made from U.S. sources for U.S. federal income Tax purposes (whether as a result of a determination made by any of the Borrower Group Companies, their tax advisors or auditors, the Internal Revenue Service, any U.S. court or otherwise), and neither the Security Trustee nor any of the Lenders nor the Administrative Agent shall have any obligation to make such determination or have any liabilities in the event of the failure of any of the Borrower Group Companies to make such notification or to properly make such determination.  And, in the event the Security Trustee or any Lender or the Administrative Agent incurs any liability as a result of the Borrower Group Companies failure to provide such notification or to make such determination properly, the Borrower Group Companies shall, on an after-Tax basis, indemnify and hold harmless the Security Trustee and the Lenders and the Administrative Agent, as the case may be, against, and shall make payable in respect thereof within ten days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including, without limitation, fees, charges and disbursements of any counsel for such Persons).

In addition, notwithstanding anything that may be to the contrary in this Section 9.05, Section 2.05 or elsewhere in any Financing Document, with respect to Irish withholding Taxes, the Security Trustee, acting solely at the direction and instruction of the Borrower Group Companies, shall act as a Withholding Agent in respect of Irish withholding Taxes.  In the event the Security Trustee or any Lender or the Administrative Agent incurs any liability as a result of the Borrower Group Companies failure to properly direct or instruct the Security Trustee in its capacity as Withholding Agent as provided in the prior sentence, in respect of any Irish withholding Taxes or any other non-U.S. withholding Taxes, the Borrower Group Companies shall, on an after-Tax basis, indemnify and hold harmless the Security Trustee and the Lenders and the Administrative Agent, as the case may be, against, and shall make payable in respect thereof within ten days after written demand therefor, any and all taxes, and any and all related losses, claims, liabilities and expenses (including, without limitation, fees, charges and disbursements of any counsel for such Persons).

The agreements in this Section 9.05 shall survive the resignation and/or replacement of the Security Trustee, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

SECTION 9.06.         Successor Secured Party Representative.  The Administrative Agent may resign as Administrative Agent and the Security Trustee may resign as Security Trustee upon ten days’ notice to the Lenders and the Borrower.  If any such Secured Party Representative shall resign under this Agreement and the other Financing Documents, then the Required Lenders shall appoint from among the Lenders a successor representative for the Lenders, which successor representative shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Secured Party Representative, and the term “Administrative Agent” or “Security Trustee,” as the case may be, shall mean such successor representative effective upon such appointment and approval, and such former Secured Party Representative’s rights, powers and duties as such Secured Party Representative shall be terminated, without any other or further act or deed on the part of such former Secured Party Representative or any of the parties to this Agreement or any Lenders.  If no successor agent or security trustee has accepted appointment as such Secured Party Representative by the date that is ten days following a retiring Secured Party Representative’s notice of resignation, then the retiring Secured Party Representative may apply to a court of competent jurisdiction for the appointment of a successor Secured Party Representative or for other appropriate relief.  The costs and expenses (including its attorneys’ fees and expenses) incurred by the Secured Party Representative in connection with such proceeding shall be paid by the Borrower.  Upon receipt of the identity of the successor Security Trustee, the Security Trustee shall deliver the Collateral then held under the Financing Documents to the successor Security Trustee.  Upon its resignation and delivery of the Collateral as set forth in this Section, the Security Trustee shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement.  After any retiring Secured Party Representative’ resignation as Secured Party Representative, the provisions of this Article 9 and Section 10.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Secured Party Representative under this Agreement and the other Financing Documents.

Each Lender expressly acknowledges that neither of the Secured Party Representatives nor any of their respective officers, directors, employees, agents, attorneys‑in‑fact or affiliates have made any representations or warranties to it and that no act by any Secured Party Representative hereafter taken, including any review of the affairs of the Borrower Group Companies or any affiliate of the Borrower Group Companies, shall be deemed to constitute any representation or warranty by any Secured Party Representative to any Lender.  Each Lender represents to the Secured Party Representatives that it has, independently and without reliance upon any Secured Party Representative or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower Group Companies and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Secured Party Representative or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower Group Companies and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Secured Party Representative hereunder or any other Financing Document, no Secured Party Representative shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower Group Company or any affiliate of a Borrower Group Company that may come into the possession of such Secured Party Representative or any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates.

SECTION 9.07.         Security Trustee.  The Security Trustee shall be entitled to payment from the Borrower for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Borrower and the Security Trustee (as such fees may be adjusted from time to time as agreed in writing between the Borrower and the Security Trustee).  The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the resignation or removal of the Security Trustee.

(a)       The Security Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b)       Any corporation into which the Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation succeeding to the business of the Security Trustee shall be the successor of the Security Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by Applicable Law to effect such succession, anything herein to the contrary notwithstanding.

(c)       Whenever in the administration of the provisions of this Agreement or the other Financing Documents the Security Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by one of Borrower or the Administrative Agent’s officers, and delivered to the Security Trustee and such certificate shall be full warrant to the Security Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof, in the absence of gross negligence or willful misconduct on the part of the Security Trustee.

(d)       Whenever, in the course of performing its duties pursuant to this Agreement or any of the Financing Documents, the Security Trustee is required to give its consent or direction or otherwise make a determination under any Financing Documents, it is understood and agreed that in all such instances it shall only provide such consent, direction or determination upon receipt of a written direction received from the Administrative Agent (subject to Section 10.02), and may conclusively rely and shall be fully protected in relying upon such direction.  Notwithstanding anything herein or in the Financing Documents to the contrary, the Security Trustee shall be fully protected and incur no liability in refraining from giving such consent or direction in the absence of the direction of the Administrative Agent.

(e)       The parties hereto acknowledge that for purposes of applicable local law, the Security Trustee is required to execute certain Security Documents in its individual capacity, but always for the benefit of the Secured Parties.  This notwithstanding, the parties hereto agree that with regard to such Security Documents, the Security Trustee shall be subject to the duties and responsibilities of the Security Trustee and shall be entitled to the rights, protections, exculpations, benefits and indemnities set forth in this Agreement.

(f)        When the Security Trustee acts on any information, instructions or communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent in accordance with Section 10.01, the Security Trustee, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Borrower or Administrative Agent or is not in the form the Borrower and Administrative Agent sent or intended to send (whether due to fraud, distortion or otherwise).  The Borrower shall indemnify the Security Trustee against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

(g)       In no event shall the Security Trustee be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Borrower and the Administrative Agent or any entity acting on behalf of the Borrower or the Administrative Agent, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians appointed by it with due care, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays in the investment or reinvestment of the Collateral, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Collateral, valued as of the date of deposit, but only to the extent of direct money damages, in each case unless caused by the Security Trustee’s gross negligence, willful misconduct or, in the handling or disbursement of monies, ordinary negligence.

(h)       The Security Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Security Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(i)         The Security Trustee shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited under any Financing Document, or for any description therein, or for the identity or authority of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.  The Security Trustee shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited under any Financing Document.

(j)         The Security Trustee shall not be under any duty to give the Collateral held by it under the Financing Documents any greater degree of care than it gives its own similar property and shall not be required to invest any funds held by it except as directed in the Account Control Agreement and the Security Agreement, and shall not be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with any investments of the Collateral.  Uninvested funds held by the Security Trustee shall not earn or accrue interest.

(k)       In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Security Trustee under any Financing Document, the Security Trustee may, in its sole discretion, refrain from taking any action other than to retain possession of the Collateral, unless the Security Trustee receives written instructions, signed by the Administrative Agent, which eliminates such ambiguity or uncertainty.

(l)        In the event of any dispute between or conflicting claims among the Borrower and the Administrative Agent and any other person or entity with respect to any Collateral, the Security Trustee shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and the Security Trustee shall not be or become liable in any way to the Borrower and the Administrative Agent for failure or refusal to comply with such conflicting claims, demands or instructions.  The Security Trustee shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Security Trustee or (ii) the Security Trustee shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting.  Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Security Trustee, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court.  The Security Trustee shall act on such court order and legal opinions without further question.  The Security Trustee may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.  The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Borrower and the Administrative Agent.

(m)       The Security Trustee shall have no duty to monitor the effectiveness or perfection of any security interest in the Collateral or the performance of any Borrower Group Company or any other party to the Financing Documents nor shall have no liability in connection with non-compliance by any Borrower Group Company with any statutory or regulatory requirements related to the Collateral.

The Borrower shall pay or reimburse the Security Trustee upon request for any transfer taxes or other taxes of the Borrower Group Companies relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless the Security Trustee from any amounts that it is obligated to pay in the way of such taxes.  The Borrower will provide the Security Trustee with an appropriate IRS W-8 form upon request.  It is understood that the Security Trustee shall be responsible for income reporting only as required by Applicable Law with respect to income earned on the Collateral held by the Security Trustee and will not be responsible for any other reporting; provided, however, that pursuant to the first sentence of this paragraph, the Borrower shall be responsible for the payment of any taxes on such income.  This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Security Trustee.

The parties hereto acknowledge that, in order to comply with its obligations under the USA PATRIOT Act, Wells Fargo Bank, National Association is required to obtain, verify, and record certain information and documentation from the other parties hereto.  Each of the parties hereby agrees that such party will provide Wells Fargo Bank, National Association with such information as it may request as may be necessary for it to satisfy the requirements of the USA PATRIOT Act.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.       Notices.

(a)        All notices, requests, directions, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by email or sent by telecopy, as follows:

(i)	if to any Borrower Group Company, to it at

Fly Acquisition III Limited
West Pier
Dun Laoghaire
Co. Dublin, Ireland
Attention: General Counsel
Fax: +353-1-231-1901

with a copy to:

BBAM US LP
50 California Street
14th Floor
San Francisco, CA 94111
Attention: General Counsel
Fax: +1 415 618-3337

(ii)	if to the Administrative Agent, to:

Commonwealth Bank of Australia, New York Branch
599 Lexington Avenue
New York, NY 10022
Attn: Camille Marcigliano/Teresa Costa
Fax: 212-336-7725
Telephone: 212-848-9229/212-848-9301
Email: NY_LoanAdmin@cba.com.au

(iii)	if to the Security Trustee, to:

Wells Fargo Bank, National Association
MAC 8 U1228-051
299 South Main Street, 5th Floor
Salt Lake City, Utah 84111
Attn: Corporate Trust Administration
Fax: 801-246-7142
Email: CTSLeaseGroup@wellsfargo.com

(iv)      if to any other Lender, to it at its address (or telecopy number or e-mail) set forth in its Administrative Questionnaire and, if an initial Lender, included in Schedule IV.

(b)       Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent and agreed by the applicable Lender(s).  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it.

(c)       Any party hereto may change its address, telecopy number or e-mail for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02.       Waivers; Amendments.

(a)        No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent, the Security Trustee or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Security Trustee and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Guarantor or any Borrower Group Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Security Trustee or any Lender may have had notice or knowledge of such Default at the time.

(b)       Amendments.  Neither this Agreement or any Financing Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.02.  The Required Lenders, the Guarantor and each Borrower Group Company party to the relevant Financing Document may, or (with the written consent of the Required Lenders) the Secured Party Representatives and each Borrower Group Company party to the relevant Financing Document may, from time to time, (1) enter into written amendments, supplements or modifications hereto and thereto (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower Group Companies hereunder or thereunder or (2) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall, without the consent of all Lenders and, except in the case of clause (i) below, all Derivatives Creditors:

(i)        increase the Commitment or outstanding Drawings of any Lender without the written consent of such Lender,

(ii)       reduce or forgive the principal amount or extend the final scheduled date of maturity of any Drawings, extend the scheduled date of any amortization payment in respect of any Drawing, reduce the stated rate of any interest or fee payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, in each case, without the written consent of each Lender and each Derivatives Creditor,

(iii)      change Section 2.05(b), (c) or (d), or the last sentence of Section 2.08(b), in a manner that would alter the pro rata sharing of payments required thereunder, without the written consent of each Lender and each Derivatives Creditor,

(iv)      change any of the provisions of this Section or the definition of the term “Required Lenders” or “Special Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder, under the Note Purchase Agreement and under the Credit Agreement or make any determination or grant any consent hereunder, under the Note Purchase Agreement and under the Credit Agreement, without the written consent of each Lender and each Derivatives Creditor,

(v)       change any provision of this Agreement, the Note Purchase Agreement and the Credit Agreement which requires a unanimous decision of the Lenders without the written consent of the unanimous Lenders, or change any provision of this Agreement which requires a Special Majority Lenders’ decision without the written consent of the Special Majority Lenders, or change any provision of this Agreement which requires the written consent of each Derivatives Creditor without the written consent of each Derivatives Creditor;

(vi)      release any Subsidiary Guarantor or any Borrower Group Company from its guarantee obligations or release all or substantially all of the Collateral without the written consent of each Lender and each Derivatives Creditor; in each case, other than in connection with a Disposition permitted hereunder (except with respect to the SG Guaranteed Obligations of the Subsidiary Guarantors); and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Secured Party Representative hereunder without the prior written consent of such Secured Party Representative;

(vii)     amend or modify Sections 2.03(b), 2.08 or 10.02(b) without the written consent of each Lender and each Derivatives Creditor; and

(viii)    release the Guarantor from its obligations under the Guaranty without the written consent of each Lender and each Derivatives Creditor.

(c)        Replacement of Non-Consenting Lenders.  If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement, the Note Purchase Agreement and the Credit Agreement as contemplated by clauses (b)(ii), (iii), (v) and (vi) of this Section 10.02, the consent of the Required Lenders is obtained but the consent of one or more of the other Lenders whose consent is required is not obtained, then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more replacement Lenders pursuant to Section 2.07 so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

(d)       Schedules.  The Borrower may, in connection with the making of any Drawing, without the consent of any Lender and the Administrative Agent, update Schedule II as provided in Section 3.10 of this Agreement further identifying and describing the assets and property set forth on such Schedule III and giving effect to any Eligible Aircraft or Borrower Group Company, as the case may be, being acquired with the proceeds of such Drawing and/or identifying and describing the information provided pursuant to Section 3.10 for each Borrower Group Company set forth on such Schedule.  Any such updated Schedule delivered in connection with the making of any Drawing shall be deemed to replace the then currently existing Schedule.

SECTION 10.03.       Expenses; Indemnity; Damage Waiver.

(a)        Costs and Expenses.  The Borrower agrees to pay (i) all reasonable and documented out of pocket expenses incurred by the Secured Party Representatives and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of Vedder Price P.C in connection with the drafting, negotiation, execution and delivery of the credit facilities provided for herein, consummation of transactions to be effected on the Effective Date and each Drawdown Date, the preparation and administration of this Agreement, the Note Purchase Agreement, the Credit Agreement and the other Financing Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), subject in the case of the Effective Date and each subsequent Drawdown Date to any limitations separately agreed between the Borrower and the Administrative Agent, (ii) all documented out of pocket expenses incurred by either Secured Party Representative or any Lender, including the documented fees, charges and disbursements of any counsel for the Administrative Agent, Security Trustee, or any Lender, in connection with any “work-out” or the enforcement or protection of its rights in connection with this Agreement, the Note Purchase Agreement, the Credit Agreement and the other Financing Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) all reasonable and documented costs, expenses, taxes, assessments and all other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b)       Indemnification by the Borrower.  The Borrower agrees to indemnify the Administrative Agent, the Security Trustee and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), on an after-tax basis, against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (excluding Indemnified Taxes and Excluded Taxes, which for the avoidance of doubt are dealt with solely under Section 2.05), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Note or any Drawing or the use of the proceeds therefrom or any payments that the Administrative Agent or Security Trustee is required to make under any indemnity, (iii) the possession, use, ownership, operation, condition, manufacture, design, registration and maintenance of any Aircraft or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)        Reimbursement by Lenders.  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Security Trustee under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Security Trustee, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or Security Trustee, as the case may be, in its capacity as such.

(d)       Waiver of Consequential Damages, Etc.  To the extent permitted by Applicable Law, no Borrower Group Company shall assert, and each Borrower Group Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Note or any Drawing or the use of the proceeds thereof.

(e)        Payments.  All amounts due under this Section shall be payable reasonably promptly after written demand therefor.

SECTION 10.04.       Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower Group Company may assign or otherwise transfer any of its rights or obligations hereunder, under the Note Purchase Agreement and under the Credit Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower Group Company without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with Section 3.02 of the Credit Agreement and no Purchaser may assign or otherwise transfer its rights or obligations hereunder or under the Note Purchase Agreement or its Global Note except in accordance with Section 5.02 of the Note Purchase Agreement, as applicable.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Purchasers) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 10.05.       Survival.  All covenants, agreements, representations and warranties made by the Borrower Group Companies herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Drawing, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Drawing or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.10 of the Credit Agreement, 2.08 of the Note Purchase Agreement, 2.11 of the Credit Agreement, 2.05 of this Agreement, Section 3.02 of the Credit Agreement, Section 5.02 of the Note Purchase Agreement and Article X of this Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of any Drawing, the expiration or termination of the Commitments or the termination of this Agreement, the Note Purchase Agreement, the Credit Agreement or any provision hereof and thereof.

SECTION 10.06.       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements covering fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07.       Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08.       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower Group Company against any of and all the obligations of the Guarantor or any Borrower Group Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff), which such Lender may have.

SECTION 10.09.       Governing Law; Jurisdiction; Service of Process; Etc.

(a)        Governing Law.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Financing Document (except, as to any other Financing Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)       Submission to Jurisdiction.  Each Borrower Group Company hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Security Trustee, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the City of New York, Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or the other Financing Documents shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against any Borrower Group Company or its properties in the courts of any jurisdiction.

(c)        Process Agent.  Each Borrower Group Company hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon BBAM US LP, presently located at 126 East 56th Street, Suite 2610, New York, New York 10022 (the “Process Agent”), and each Borrower Group Company hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to any Borrower Group Company shall not impair or affect the validity of such service or of any judgment based thereon.  Each Borrower Group Company hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

(d)       Waiver of Venue.  Each Borrower Group Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document brought in court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)       Other Service.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10.       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11.       No Immunity.  To the extent that any Borrower Group Company may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Financing Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each Borrower Group Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

SECTION 10.12.       Judgment Currency.  This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Guarantor, the Borrower and any Subsidiary Guarantor under this Agreement to make payment to (or for account of) a Lender or Secured Party Representative in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender or Secured Party Representative in New York City of the full amount of Dollars payable to such Lender or Secured Party Representative under this Agreement.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the “judgment currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered.  The obligation of the Guarantor, the Borrower and any Subsidiary Guarantor in respect of any such sum due from it to the Administrative Agent, the Security Trustee, or any Lender hereunder or under any other Financing Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

SECTION 10.13.       Use of English Language.  This Agreement has been negotiated and executed in the English language.  All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof.

SECTION 10.14.       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.15.       Treatment of Certain Information; Confidentiality.

(a)       Treatment of Certain Information.  Each of the Borrower Group Companies acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower Group Companies or their Affiliates (in connection with this Agreement, the Note Purchase Agreement, the Credit Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and Grantor and each Borrower Group Company hereby authorizes each Lender to share any information delivered to such Lender by the Grantor and Borrower Group Companies and their respective Subsidiaries pursuant to this Agreement, the Note Purchase Agreement, the Credit Agreement or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder.  Such authorization shall survive the repayment of the Drawings, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

(b)       Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, members, partners, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, whether or not any Borrower Group Company is a party thereto, (vi) subject to an agreement containing provisions substantially the same or at least as restrictive as those of this paragraph, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and their obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Grantor or a Borrower Group Company.  For the purposes of this paragraph, “Information” means all information received from the Grantor or any Borrower Group Company relating to the Grantor or any Borrower Group Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Grantor or any Borrower Group Company or information that is independently developed by the Administrative Agent or any Lender without recourse to any information provided by any Borrower Group Company; provided that, in the case of information received from the Grantor or any Borrower Group Company after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 10.16.       USA PATRIOT Act.  Each Lender hereby notifies the Borrower and each Borrower Group Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower and each Borrower Group Company, which information includes the name and address of the Borrower and each Borrower Group Company and other information that will allow such Lender to identify the Borrower and each Borrower Group Company in accordance with the USA PATRIOT Act.

SECTION 10.17.       Owner Trusts.  The parties hereto agree that all statements, representations, covenants and agreements made by any Borrower Group Company that is an owner trust, unless expressly otherwise stated, are made and intended only for the purpose of binding the respective trust estates and establishing the existence of rights and remedies that can be exercised and enforced only against such trust estates.  Therefore, no recourse shall be had with respect to anything contained in this Agreement or any other Financing Document (except for any express provisions that the owner trustees are responsible for in their respective individual capacities) against any owner trustee in its individual capacity or against any institution or person that becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them.  The foregoing provisions of this Section 10.17 shall survive the termination of this Agreement and the other Financing Documents.

SECTION 10.18.       Conflict of Interest.  The parties further understand that there may be situations where the Administrative Agent or its respective customers (including the Grantor, the Borrower and the Borrower Group Companies) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Financing Documents).  The parties agree that the Administrative Agent shall not be required to restrict its activities as a result of it serving as the Administrative, and that the Administrative Agent may undertake any Activities without further consultation with or notification to any Lender.  None of (i) this Agreement or any other Financing Document, (ii) the receipt by the Administrative Agent of information (including Information) concerning the Grantor, the Borrower or the Borrower Group Companies (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Financing Documents) or (iii) any other matter, shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by the Administrative Agent to any Lender including any such duty that would prevent or restrict the Administrative Agent from acting on behalf of customers (including the Grantor, the Borrower or the Borrower Group Companies) or for its own account.

SECTION 10.19.       Posting of Approved Electronic Communications.

(a)       Each of the Lenders and the Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)       Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and the Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)       THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE ADMINISTRATIVE AGENT’S GROUP WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OTHER MEMBER OF THE ADMINISTRATIVE AGENT’S GROUP IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d)       Each of the Lenders and the Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies in accordance with the terms of this Agreement.

SECTION 10.20.       No Fiduciary Duty.  The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Guarantor and the Borrower Group Companies, their stockholders and/or their affiliates.  Each Borrower Group Company agrees that nothing in the Financing Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower Group Company, its stockholders or its affiliates, on the other.  The Grantor and the Borrower Group Companies acknowledge and agree that (i) the transactions contemplated by the Financing Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower Group Companies, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Guarantor or any Borrower Group Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Guarantor or any Borrower Group Company, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower Group Company except the obligations expressly set forth in the Financing Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Guarantor or any Borrower Group Company, its management, stockholders, creditors or any other Person.  Each Borrower Group Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Borrower Group Company agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Guarantor or such Borrower Group Company, in connection with such transaction or the process leading thereto.

SECTION 10.21.       Consent and Direction.  By its signature below, each of the Lenders, collectively constituting 100% of the Lenders, hereby consents to the terms of this Agreement and the other Financing Documents applicable to it and directs the Administrative Agent to consent to the terms of this Agreement and to direct the Security Trustee to execute this Agreement and take any and all further action necessary or appropriate to give effect to the transactions contemplated hereby.  In reliance on the immediately preceding sentence, by its signature below, the Administrative Agent hereby consents to the terms of this Agreement and directs the Security Trustee to execute this Agreement and to take any and all further action necessary or appropriate to give effect to the transactions contemplated thereby.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FLY ACQUISITION III LIMITED
as Borrower

By:
Name:
Title:

COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Security Trustee

By:
Name:
Title:

Lenders:

COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH,
as a Lender

By:
Name:
Title:

THE BANK OF TOKYO – MITSUBISHI UFJ LTD.,
as a Lender

By:
Name:
Title:

NEW YORK LIFE INSURANCE COMPANY,
as a Lender

By:
Name:
Title:

NEW YORK LIFE INSURANCE AND ANNUITY COMPANY,
as a Lender

By:
Name:
Title:

NATIONAL AUSTRALIA BANK LIMITED,
as a Lender

By:
Name:
Title:

By:
Name:
Title: